As filed with the Securities and Exchange Commission on October 18, 2019

Registration Statement No. 333-234108

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Dow Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	2821	38-1285128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2211 H.H. Dow Way

Midland, Michigan 48674

(989) 636-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amy E. Wilson, Esq.

General Counsel and Corporate Secretary

The Dow Chemical Company

2211 H.H. Dow Way

Midland, Michigan 48674

(989) 636-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Alsop, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-7333

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
3.150% Senior Notes due 2024	$500,000,000	100.000%	$500,000,000	$64,900
4.550% Senior Notes due 2025	$500,000,000	100.000%	$500,000,000	$64,900
3.625% Senior Notes due 2026	$750,000,000	100.000%	$750,000,000	$97,350
4.800% Senior Notes due 2028	$600,000,000	100.000%	$600,000,000	$77,880
5.550% Senior Notes due 2048	$900,000,000	100.000%	$900,000,000	$116,820
4.800% Senior Notes due 2049	$750,000,000	100.000%	$750,000,000	$97,350
Total	$4,000,000,000	N/A	$4,000,000,000	$519,200(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(f) under the Securities Act.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

THE DOW CHEMICAL COMPANY

Offers to Exchange All Outstanding Securities Listed Below:

Series of Restricted Notes to be Exchanged	CUSIP/ISIN No. for the Restricted Notes	Series of Exchange Notes to be Issued	CUSIP/ISIN No. for the Exchange Notes
3.150% Senior Notes due 2024	260543 CS0 / U26054 KJ1	3.150% Senior Notes due 2024	260543 CT8 / US260543CT82
4.550% Senior Notes due 2025	260543 CM3 / U26054 KF9	4.550% Senior Notes due 2025	260543 CN1 / US260543CN13
3.625% Senior Notes due 2026	260543 CW1 / U26054 KL6	3.625% Senior Notes due 2026	260543 CX9 / US260543CX94
4.800% Senior Notes due 2028	260543 CQ4 / U26054 KH5	4.800% Senior Notes due 2028	260543 CY7 / US260543CY77
5.550% Senior Notes due 2048	260543 CP6 / U26054 KG7	5.550% Senior Notes due 2048	260543 CR2 / US260543CR27
4.800% Senior Notes due 2049	260543 CU5 / U26054 KK8	4.800% Senior Notes due 2049	260543 CV3 / US260543CV39

The Dow Chemical Company, a Delaware corporation is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, $500,000,000 outstanding 3.150% Senior Notes due 2024 (the “2024 Restricted Notes”) for an equivalent principal amount of its registered 3.150% Senior Notes due 2024 (the “2024 Exchange Notes”), $500,000,000 outstanding 4.550% Senior Notes due 2025 (the “2025 Restricted Notes”) for an equivalent principal amount of its registered 4.550% Senior Notes due 2025 (the “2025 Exchange Notes”), $750,000,000 outstanding 3.625% Senior Notes due 2026 (the “2026 Restricted Notes”) for an equivalent principal amount of its registered 3.625% Senior Notes due 2026 (the “2026 Exchange Notes”), $600,000,000 outstanding 4.800% Senior Notes due 2028 (the “2028 Restricted Notes”) for an equivalent principal amount of its registered 4.800% Senior Notes due 2028 (the “2028 Exchange Notes”), $900,000,000 outstanding 5.550% Senior Notes due 2048 (the “2048 Restricted Notes”) for an equivalent principal amount of its registered 5.550% Senior Notes due 2048 (the “2048 Exchange Notes”), and $750,000,000 outstanding 4.800% Senior Notes due 2049 (the “2049 Restricted Notes”) for an equivalent principal amount of its registered 4.800% Senior Notes due 2049 (the “2049 Exchange Notes”). Such offers referred to herein, collectively, as the “exchange offers.” The 2024 Restricted Notes, the 2025 Restricted Notes, the 2026 Restricted Notes, the 2028 Restricted Notes, the 2048 Restricted Notes, the and the 2049 Restricted Notes are collectively referred to as the “Restricted Notes” and the 2024 Exchange Notes, the 2025 Exchange Notes, the 2026 Exchange Notes, the 2028 Exchange Notes, the 2048 Exchange Notes and the 2049 Exchange Notes are collectively referred to as the “Exchange Notes.” The Restricted Notes have certain transfer restrictions. The Exchange Notes will be freely transferable.

The exchange offers will expire at 5:00 p.m., New York City time, on November 18, 2019 (the “Expiration Date”), unless we extend the exchange offers.

The terms of the Exchange Notes are identical in all material respects to the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number and ISIN number from the Restricted Notes of the same series and will not entitle their holders to registration rights.

The Exchange Notes will not be listed on any securities exchange or for quotation through any automated dealer quotation system.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes (each, a “Participating Broker Dealer”), where such Restricted Notes were acquired by such Participating Broker Dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a Participating Broker Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of 90 days after the effective date of the registration statement of which this prospectus is a part (or for such shorter period during which Participating Broker Dealers are required by law to deliver such prospectus), we will make this prospectus available to any Participating Broker Dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 for a discussion of risk factors that you should carefully consider before deciding to exchange your Restricted Notes for Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2019

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the exchange offers would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to us at the address and telephone number set forth below under “Where You Can Find More Information.” To ensure timely delivery, you must make your request to us no later than November 8, 2019, which is five business days prior to the expiration date of the exchange offers.

Except as otherwise indicated or the context otherwise requires, references to “we,” “us,” “our, “the company” and “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. References to “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange (NYSE) under the symbol “DOW,” not including its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may, in the future, cease to separately file periodic reports.

On August 31, 2017, TDCC and its consolidated subsidiaries prior to the Business Separations1 (“Historical Dow”), and E. I. du Pont de Nemours and Company and its consolidated subsidiaries prior to the Business Separations (“Historical DuPont”), each merged with wholly owned subsidiaries of and, as a result, became subsidiaries of DowDuPont Inc. (“DowDuPont”) (the “Merger”). On April 1, 2019, DowDuPont completed the previously announced separation of its materials science business through a spin-off of Dow Inc.

Dow Inc. is now an independent, publicly traded company and its common stock is listed on the New York Stock Exchange. In addition, as a result of the Business Separations, Dow Inc. became the direct parent company of TDCC and is the “successor issuer” to TDCC pursuant to Rule 15d-5 promulgated under the Exchange Act. Dow Inc. filed with the SEC a registration statement on Form 10 under the Exchange Act relating to the listing of its common stock in connection with the Business Separations (initially filed on September 7, 2018, as amended on October 19, 2018, November 19, 2018, February 12, 2019, and March 8, 2019 (as so amended, the “Form 10”)). The Form 10 was declared effective by the SEC on March 12, 2019. The Form 10, including its exhibits and schedules, is available on the SEC’s website, noted below; the final “Information Statement” associated with the Form 10 was filed as Exhibit 99.1 to Dow Inc.’s Current Report on Form 8-K, filed with the SEC on April 1, 2019. Information contained within the Form 10 and Information Statement should not be deemed a part of this prospectus and you should rely only on the information contained or incorporated by reference in this prospectus.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

The Dow Chemical Company

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-989-636-1463

However, except for the filings of TDCC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form S-4 of which this prospectus forms a part.

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offers.

[1]

“Business Separations” refers to a series of internal reorganization and realignment steps by DowDuPont to realign its businesses into three publicly traded companies through the separation of its agriculture, materials science and specialty products businesses in one or more tax-efficient transactions.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information that TDCC files later with the SEC prior to closing this offering (including after the date of the initial registration statement and prior to effectiveness) will automatically update and, in some cases, supersede this information. TDCC specifically incorporates by reference the following documents or information and all documents or information that TDCC subsequently files with the SEC prior to closing this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of TDCC for the fiscal year ended December 31, 2018, filed with the SEC on February 11, 2019 (the “TDCC 10-K”);

•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended March 31, 2019, filed with the SEC on May 3, 2019;

•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended June 30, 2019, filed with the SEC on July 25, 2019;

•	The Current Reports on Form 8-K of TDCC, filed with the SEC on March 13, 2019 and April 2, 2019;

•	The Current Report on Form 8-K of Dow Inc. and TDCC, filed with the SEC on May 20, 2019 (under Item 8.01);

•	The Current Report on Form 8-K of Dow Inc. and TDCC, filed with the SEC on July 25, 2019, recasting portions of the TDCC 10-K (the “10-K Recast”); and

•	The Current Reports on Form 8-K of Dow Inc. and TDCC, filed with the SEC on August 5, 2019 and September 23, 2019.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, The Dow Chemical Company, 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-989-636-1463.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements include, but are not limited to: expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available; and expectations regarding the benefits and costs associated with each of the foregoing.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; and disruptions in Dow’s information technology networks and systems. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.

Risks related to achieving the anticipated benefits of Dow’s separation from DowDuPont include, but are not limited to, a number of conditions outside the control of Dow including risks related to Dow’s inability to achieve some or all of the benefits that Dow expects to receive from the separation from DowDuPont; certain tax risks associated with the separation; Dow’s inability to make necessary changes to operate as a stand-alone company; the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; Dow’s inability to enjoy the same benefits of diversity, leverage and market reputation that it enjoyed as a combined company; Dow’s inability to receive third-party consents required under the separation agreement; Dow’s customers, suppliers and others’ perception of Dow’s financial stability on a stand-alone basis; non-compete restrictions under the separation agreement; receipt of less favorable terms in the commercial agreements Dow entered into with E. I. du Pont de Nemours and Company n/k/a DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties, see the section titled “Risk Factors” in Dow Inc. and TDCC’s combined Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, in the 10-K Recast and in Part I, Item 1A of the TDCC 10-K. Dow undertakes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

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SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference, before making an investment decision. Some of the statements in this “Summary” are “forward-looking statements.” Please see “Cautionary Statement Concerning Forward-Looking Statements” for more information regarding these statements. The “Description of the Exchange Notes” section of this prospectus contains more detailed information about the terms and conditions of the Exchange Notes.

THE COMPANY

Overview

Dow combines one of the broadest technology sets in the industry with asset integration, focused innovation and global scale to achieve profitable growth and become the most innovative, customer-centric, inclusive and sustainable materials science company. Dow’s portfolio of performance materials, industrial intermediates and plastics businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth segments, such as packaging, infrastructure and consumer care. Dow operates 113 manufacturing sites in 31 countries and employs approximately 37,000 people. Dow delivered pro forma sales of approximately $50 billion in 2018.

Dow’s principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674. Our telephone number is (989) 636-1000.

Issuance of Restricted Notes

On November 30, 2018, we completed a private placement of $2,000,000,000 aggregate principal amount of the Restricted Notes, consisting of $500,000,000 aggregate principal amount of the 2025 Restricted Notes, $600,000,000 aggregate principal amount of the 2028 Restricted Notes and $900,000,000 aggregate principal amount of the 2048 Restricted Notes. On May 20, 2019, we completed a private placement of $2,000,000,000 aggregate principal amount of the Restricted Notes consisting of $500,000,000 aggregate principal amount of the 2024 Restricted Notes, $750,000,000 aggregate principal amount of the 2026 Restricted Notes and $750,000,000 aggregate principal amount of the 2049 Restricted Notes. The Restricted Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act and were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons outside the United States under Regulation S under the Securities Act. In addition, in connection with each private placement, we entered into a Registration Rights Agreement (as defined below) pursuant to which it agreed, among other things, to file the registration statement of which this prospectus is a part.

The Exchange Offers

These exchange offers are intended to satisfy the obligations under the Registration Rights Agreements. After the exchange offers are completed, you will no longer be entitled to any registration rights with respect to the Restricted Notes. The Exchange Notes will be our obligations and will be entitled to the benefits of the indenture governing the Exchange Notes. The form and terms of the respective series of Exchange Notes are identical in all material respects to the form and terms of the corresponding series of Restricted Notes, except that:

•	the Exchange Notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the Exchange Notes will have no transfer restrictions;

•	the Exchange Notes will not have registration rights; and

•	the Exchange Notes will not have rights to additional interest.

The following is a summary of the exchange offers. For more information, please see “The Exchange Offers.”

The Exchange Offers	We are offering to exchange, upon the terms and conditions set forth in this prospectus, any and all outstanding Restricted Notes for Exchange Notes as follows:

•	2024 Exchange Notes for our currently outstanding 2024 Restricted Notes;

•	2025 Exchange Notes for our currently outstanding 2025 Restricted Notes;

•	2026 Exchange Notes for our currently outstanding 2026 Restricted Notes;

•	2028 Exchange Notes for our currently outstanding 2028 Restricted Notes;

•	2048 Exchange Notes for our currently outstanding 2048 Restricted Notes; and

•	2049 Exchange Notes for our currently outstanding 2049 Restricted Notes.

The Exchange Notes are identical in all material respects to the terms of the corresponding series of Restricted Notes, except that the Exchange Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the Restricted Notes do not apply to the Exchange Notes. See “The Exchange Offers—Terms of the Exchange Offers.”

Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

CUSIP and ISIN Numbers	The CUSIP number for the 2024 Restricted Notes is 260543 CS0 (Rule 144A) and ISIN number is U26054 KJ1 (Regulation S). The CUSIP number for the 2024 Exchange Notes is 260543 CT8 and ISIN number is US260543CT82.

The CUSIP number for the 2025 Restricted Notes is 260543 CM3 (Rule 144A) and ISIN number is U26054 KF9 (Regulation S). The CUSIP number for the 2025 Exchange Notes is 260543 CN1 and ISIN number is US260543CN13.

The CUSIP number for the 2026 Restricted Notes is 260543 CW1 (Rule 144A) and ISIN number is U26054 KL6 (Regulation S). The CUSIP number for the 2026 Exchange Notes is 260543 CX9 and ISIN number is US260543CX94.

The CUSIP number for the 2028 Restricted Notes is 260543 CQ4 (Rule 144A) and ISIN number is U26054 KH5 (Regulation S). The CUSIP number for the 2028 Exchange Notes is 260543 CY7 and ISIN number is US260543CY77.

The CUSIP number for the 2048 Restricted Notes is 260543 CP6 (Rule 144A) and ISIN number is U26054 KG7 (Regulation S). The CUSIP number for the 2048 Exchange Notes is 260543 CR2 and ISIN number is US260543CR27.

The CUSIP number for the 2049 Restricted Notes is 260543 CU5 (Rule 144A) and ISIN number is U26054 KK8 (Regulation S). The CUSIP number for the 2049 Exchange Notes is 260543 CV3 and ISIN number is US260543CV39.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on November 18, 2019, unless we extend the exchange offers, in which case, the Expiration Date will be the latest date and time to which we extend such exchange offer. See “The Exchange Offers—Expiration Date; Extensions; Termination; Amendments.”

Conditions to the Exchange Offers	Despite any other term of the exchange offers, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and we may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in our reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, do not permit us to effect either exchange offers.

In addition, we will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•	the representations described under “The Exchange Offers—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion.

Resale of the Exchange Notes	Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only Participating Broker Dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers.

Each Participating Broker Dealer that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities will be deemed to have acknowledged that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the Exchange Notes issued in the exchange offers, including information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any Participating Broker Dealer that acquired any of its Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the Securities and Exchange Commission’s (“SEC”) position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling LLP dated July 2, 1993 and similar no-action letters; and

•

must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See “Plan of Distribution” and “The Exchange Offers—Purpose and Effect of the Exchange Offers.”

In addition, we (i) have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute those securities following completion of the Exchange Offers and (ii) we are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes.

Procedures for Tendering Restricted Notes	If you wish to participate in the exchange offers, you can tender your outstanding Restricted Notes by following the procedures for book-entry transfer, as described in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.” By transmitting an agent’s message (as defined below), you will be deemed to have represented to us that, among other things:

•	the Exchange Notes you receive will be acquired in the ordinary course of your business;

•	you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the Exchange Notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of us, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a Participating Broker Dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the Exchange Notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a Participating Broker Dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offers. See “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Restricted Notes in the exchange offers, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.”

Withdrawal of Tenders	Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

Effect on Holders of Outstanding Restricted Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Restricted Notes pursuant to the terms of, the exchange offers, we will have fulfilled our obligation to consummate exchange offers for the Restricted Notes under the Registration Rights Agreements. If you do not tender your Restricted Notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding Restricted Notes as set forth in the indenture governing the Restricted Notes, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding Restricted Notes under the Registration Rights Agreements. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Restricted Notes is likely to be much less liquid after these exchange offers are completed.

Consequences of Failure to Exchange	All untendered outstanding Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the related indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate registering the outstanding Restricted Notes under the Securities Act.

Material U.S. Federal Income Tax Consequences	The exchange of Restricted Notes for Exchange Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offers. For contact information, please see the inside of the back cover of this prospectus.

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. The respective series of Exchange Notes are substantially identical in all material respects to the corresponding series of Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes. The respective series of Exchange Notes will evidence the same debt as the corresponding series of Restricted Notes and be entitled to the benefits of the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the respective series of Exchange Notes.

Issuer	The Dow Chemical Company, a Delaware corporation.

Securities Offered	$500,000,000 aggregate principal amount of 3.150% Senior Notes due 2024.

$500,000,000 aggregate principal amount of 4.550% Senior Notes due 2025.

$750,000,000 aggregate principal amount of 3.625% Senior Notes due 2026.

$600,000,000 aggregate principal amount of 4.800% Senior Notes due 2028.

$900,000,000 aggregate principal amount of 5.550% Senior Notes due 2048.

$750,000,000 aggregate principal amount of 4.800% Senior Notes due 2049.

Maturity Date	May 15, 2024 for the 2024 Exchange Notes.

November 30, 2025 for the 2025 Exchange Notes.

May 15, 2026 for the 2026 Exchange Notes.

November 30, 2028 for the 2028 Exchange Notes.

November 30, 2048 for the 2048 Exchange Notes.

May 15, 2049 for the 2049 Exchange Notes.

Interest Rate	The 2024 Exchange Notes will bear interest at the rate of 3.150% per annum.

The 2025 Exchange Notes will bear interest at the rate of 4.550% per annum.

The 2026 Exchange Notes will bear interest at the rate of 3.625% per annum.

The 2028 Exchange Notes will bear interest at the rate of 4.800% per annum.

The 2048 Exchange Notes will bear interest at the rate of 5.550% per annum.

The 2049 Exchange Notes will bear interest at the rate of 4.800% per annum.

Interest Payment Dates	We will pay interest on the 2024 Exchange Notes, the 2026 Exchange Notes and the 2049 Exchange Notes on May 15 and November 15 of each year, beginning on November 15, 2019.

We will pay interest on the 2025 Exchange Notes, the 2028 Exchange Notes and the 2048 Exchange Notes on May 30 and November 30 of each year, beginning on November 30, 2019.

Interest on each series of Exchange Notes will accrue from the most recent date to which interest has been paid or provided for on the relevant Restricted Notes, or if no interest has yet been paid or provided for, from, but not including, the Issue Date of the Restricted Notes.

Ranking	The Exchange Notes:

•	are unsecured;

•	rank equally in right of payment with all of our existing and future senior indebtedness;

•	are senior in right of payment to any of our future subordinated indebtedness;

•	are effectively junior to our future secured indebtedness, if any; and

•	are structurally subordinated to all existing and future indebtedness and all other obligations of TDCC’s subsidiaries.

Sinking Fund	None.

Optional Redemption	We may redeem, at our option, all or part of each series of Exchange Notes at the applicable redemption prices described under “Description of the Exchange Notes—Optional Redemption” plus accrued interest to the date of redemption.

Covenants	Each series of Exchange Notes will be issued as a separate series under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of certain liens securing debt, the entry into certain sale-leaseback transactions and engaging in certain merger, consolidation and asset sale transactions. The terms of the indenture do not limit our ability to incur additional indebtedness, whether senior or structurally senior to the Exchange Notes or otherwise. See “Description of the Exchange Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the Exchange Notes involves substantial risk. See “Risk Factors” for a description of some of the risks you should consider before investing in the Exchange Notes.

Governing Law	The Exchange Notes and the indenture governing the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the Exchange Notes involves risks. Before making an investment decision, you should carefully consider the risks described below and under “Risks Factors” in Dow Inc. and TDCC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, in the 10-K Recast and in Part I, Item 1A of the TDCC 10-K and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

The risks and uncertainties referred to above and described below are not the only risks facing us. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, may also become important and material factors that affect us. If any of the following risks and uncertainties develops into actual events, our business, financial condition, cash flows or results of operations could be materially adversely affected and you could lose all or part of your original investment. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and will be effectively subordinated to TDCC’s secured creditors and will be structurally subordinated to the existing and future liabilities of TDCC’s subsidiaries.

The Exchange Notes are senior unsecured obligations of TDCC and will rank equally in right of payment to TDCC’s other senior unsecured debt from time to time outstanding. The Exchange Notes are not secured by any of TDCC’s or Dow Inc.’s or any other subsidiaries’ assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the Exchange Notes with respect to those assets. The Exchange Notes are not obligations of Dow Inc. and will not be guaranteed by Dow Inc. unless Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement (as defined herein) or any replacement facility. The Exchange Notes are not obligations of, and will not be guaranteed by, any of TDCC’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of TDCC’s subsidiaries. TDCC’s subsidiaries are separate and distinct legal entities from TDCC. TDCC’s subsidiaries have no obligation to pay any amounts due on the Exchange Notes or to provide TDCC with funds to meet its payment obligations on the Exchange Notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by TDCC’s subsidiaries could be subject to statutory or contractual restrictions. Payments to TDCC by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. TDCC’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Exchange Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if TDCC is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by TDCC. At June 30, 2019, Dow had approximately $17,452 million of long-term indebtedness outstanding, including the current portion thereof, on a consolidated basis, of which $3,876 million of subsidiary indebtedness would be structurally senior to the Exchange Notes.

TDCC’s credit ratings may not reflect all risks of your investment in the Exchange Notes.

TDCC’s credit ratings are an assessment by rating agencies of its ability to pay debts when due. Consequently, real or anticipated changes in TDCC’s credit ratings will generally affect the market values of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to structures or marketing of the Exchange Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If you are able to resell your Exchange Notes, many other factors may affect the prices you receive, which may be lower than you believe to be appropriate.

If you are able to resell your Exchange Notes, the prices you receive will depend on many other factors that may vary over time, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the redemption (if any) and repayment features of the Exchange Notes to be sold; and

•	the time remaining to maturity of your Exchange Notes.

As a result of these factors, you may only be able to sell your Exchange Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

There are currently no markets for the Exchange Notes, and active trading markets may not develop for the Exchange Notes.

There is no established trading market for the Exchange Notes and we have not applied and do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. The liquidity of the trading markets in the notes and the market prices quoted for the Exchange Notes may be adversely affected by intended changes in the overall market for securities and by changes in our financial performance or prospects or changes in the financial performance or prospects of companies in our industry. In addition, such market-making activities may be limited during the exchange offers. As a result, a market for any series of Exchange Notes may not develop or, if one or more does develop, such market may not be maintained. If an active market for the Exchange Notes of a series fails to develop or be sustained, the trading prices and liquidity of such Exchange Notes could be adversely affected. You may not be able to sell your Exchange Notes at a particular time, and the prices that you receive when you sell may not be favorable.

TDCC may not be able to repurchase the Exchange Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events with respect to any series of Exchange Notes, unless TDCC has exercised its right to redeem such Exchange Notes, each holder of such Exchange Notes will have the right to require TDCC to repurchase all or any part of such holder’s Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If TDCC experiences a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available for TDCC to satisfy its obligations to repurchase any series of Exchange Notes. TDCC’s failure to repurchase any series of Exchange Notes as required under the indenture governing the Exchange Notes would result in a default under the indenture, which could have material adverse consequences for Dow and the holders of the Exchange Notes.

The indenture does not restrict the amount of additional debt that TDCC may incur.

The Exchange Notes and indenture under which the Exchange Notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by TDCC in the future. Our incurrence of additional debt may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for TDCC to satisfy its obligations with respect to the Exchange Notes, a loss in the trading value of your Exchange Notes, if any, and a risk that the credit rating of the Exchange Notes is lowered or withdrawn.

If you do not properly tender your Restricted Notes, your ability to transfer such outstanding Restricted Notes will be adversely affected and the trading market for such Restricted Notes may be limited.

Dow will only issue Exchange Notes in exchange for Restricted Notes that are timely received by the exchange agent, together with all required documents, properly transferred via book entry in accordance with the procedures described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the Restricted Notes and you should carefully follow the instructions on how to tender your Restricted Notes. Neither Dow nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Restricted Notes. If you do not tender your Restricted Notes or if your tender of Restricted Notes is not accepted because you did not tender your Restricted Notes properly, then, after consummation of the exchange offers, you will continue to hold Restricted Notes that are subject to the existing transfer restrictions. After the exchange offers are consummated, if you continue to hold any Restricted Notes, you may have difficulty selling them because there will be fewer Restricted Notes remaining and the market for such Restricted Notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged Restricted Notes could become more limited than the existing trading market for the Restricted Notes and could cease to exist altogether due to the reduction in the amount of the Restricted Notes remaining upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered Restricted Notes.

If you are a Participating Broker Dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your Restricted Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a Participating Broker Dealer that receives Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Restricted Notes in a like principal amount. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offers will be retired and cancelled and cannot be reissued.

Pursuant to General Instruction I of Form 10-K “Omission of Information by Certain Wholly-Owned Subsidiaries,” as a wholly-owned subsidiary of DowDuPont at the time of filing, the TDCC 10-K was filed with a reduced disclosure format for certain items, including omission of Part III, Item 10 (Directors, Executive Officers and Corporate Governance), Item 11 (Executive Compensation), Item 12 (Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters) and Item 13 (Certain Relationships and Related Transactions, and Director Independence). Effective with the Business Separations as of April 1, 2019, TDCC and its consolidated subsidiaries became wholly owned subsidiaries of Dow Inc. As a wholly owned subsidiary of a reporting company, TDCC expects to continue to omit such information in future Form 10-Ks (which may be jointly filed with Dow Inc.) in accordance with General Instruction I. The following information under “Management,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Certain Relationships and Related Person Transactions” is substantially based on such information previously included in the Information Statement filed as Exhibit 99.1 to Dow Inc.’s Form 8-K, filed with the SEC on April 1, 2019 (“Information Statement”) and in the 10-K Recast, as further updated in subsequent filings with the SEC. Except as otherwise indicated or the context otherwise requires, the aforementioned information is with respect to Dow Inc. and its consolidated subsidiaries, and references in such sections to “we,” “us,” “our, “the company” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company.

MANAGEMENT

Set forth below is information related to the directors and executive officers of Dow Inc. and TDCC as of October 4, 2019.

Executive Officers

Name—Age	Present Position with Registrant	Year Elected to be an Officer of Dow Inc.	Other Business Experience since January 1, 2014
Karen S. Carter, 48	Chief Human Resources Officer	2019

Dow Inc.: Chief Human Resources Officer since April 1, 2019.

TDCC: Chief Human Resources Officer since October 2018; Chief Inclusion Officer since July 2017; North America Commercial Vice President, Dow Packaging and Specialty Plastics from February 2016 to July 2017; Global Business Director, Low Density & Slurry Polyethylene, Packaging & Specialty Plastics from April 2015 to January 2016; and Global Marketing Director Value Chain, New Business Development & Sustainability, Performance Plastics from September 2011 to April 2015.

Ronald C. Edmonds, 62	Controller and Vice President of Controllers and Tax	2019	Dow Inc.: Controller and Vice President of Controllers and Tax since April 1, 2019. TDCC: Vice President and Controller since November 2009; Vice President of Tax since January 2016.

Name—Age	Present Position with Registrant	Year Elected to be an Officer of Dow Inc.	Other Business Experience since January 1, 2014
James R. Fitterling, 58	Chief Executive Officer	2018

Dow Inc.: Chief Executive Officer since August 2018.

TDCC: Chief Executive Officer since July 2018; President and Chief Operating Officer from February 2016 to July 2018; Vice Chairman and Chief Operating Officer from October 2015 to February 2016; Vice Chairman, Business Operations from October 2014 to October 2015; Executive Vice President, Feedstocks, Performance Plastics and Supply Chain from December 2013 to October 2014.

Peter Holicki, 59	Senior Vice President of Manufacturing & Engineering and Environment, Health & Safety Operations	2019

Dow Inc.: Senior Vice President of Manufacturing & Engineering and Environment, Health & Safety Operations since April 1, 2019.

TDCC: Senior Vice President of Manufacturing & Engineering and Environment, Health & Safety Operations since October 2015; responsible for oversight of the Emergency Services and Security Expertise Center since September 2014; Corporate Vice President of Manufacturing & Engineering and Environment, Health & Safety Operations January 2014 to October 2015.

A. N. Sreeram, 52	Senior Vice President of Research & Development and Chief Technology Officer	2019

Dow Inc.: Senior Vice President of Research & Development and Chief Technology Officer since April 1, 2019.

TDCC: Chief Technology Officer since October 2015; Senior Vice President of Research & Development since August 2013; Corporate Vice President, Research & Development from August 2013 to October 2015.

Howard I. Ungerleider, 51	President and Chief Financial Officer	2018

Dow Inc.: President and Chief Financial Officer since August 2018.

TDCC: Chief Financial Officer since October 2014; President since July 2018; Vice Chairman from October 2015 to July 2018; Executive Vice President from October 2014 to October 2015; Executive Vice President, Advanced Materials from September 2012 to October 2014.

Name—Age	Present Position with Registrant	Year Elected to be an Officer of Dow Inc.	Other Business Experience since January 1, 2014
Amy E. Wilson, 48	General Counsel and Corporate Secretary	2018

Dow Inc.: General Counsel and Corporate Secretary since April 1, 2019; Corporate Secretary from August 2018 to April 1, 2019.

TDCC: General Counsel since October 2018; Corporate Secretary since February 2015; Associate General Counsel from April 2017 to September 2018; Assistant General Counsel from February 2015 to April 2017; Assistant Corporate Secretary from 2008 to February 2015; Director of the Office of the Corporate Secretary from August 2013 to October 2018.

Board of Directors

James R. Fitterling and Howard I. Ungerleider, whose biographies appear above under “ Executive Officers,” serve on TDCC’s board of directors. Eleven directors, including Mr. Fitterling, comprise Dow Inc.’s board of directors and each director holds office until the next annual meeting for the election of director. Biographies for Dow Inc.’s directors are listed below.

Jeff M. Fettig, 62, is the non-executive chairman of Dow Inc. Mr. Fettig was previously a non-employee executive chairman and co-lead independent director of DowDuPont from April 2018 to April 2019. Mr. Fettig is also the former chairman of Whirlpool Corporation, a manufacturer of home appliances, a position he held from 2004 through December 31, 2018. Mr. Fettig joined Whirlpool in 1981 and subsequently held various executive positions, including chief executive officer from 2004 to October 2017. Mr. Fettig served as a director of TDCC from 2003 until the Merger, and a director of DowDuPont until April 2019. Mr. Fettig is also currently a member of the board of directors of The Sherwin-Williams Company.

Samuel R. Allen, 66, is currently the chairman and chief executive officer of Deere & Company, a farm machinery and equipment company. Mr. Allen was named president and chief executive officer in August 2009. He was appointed president and chief operating officer and a member of the Deere & Company board of directors in June 2009. Previously, Mr. Allen served as president, worldwide construction & forestry division and was responsible for the global operations of John Deere power systems. Mr. Allen has served as a senior officer of the company since 2001 and has been with John Deere since 1975. Mr. Allen will step down from the position of chief executive officer effective November 4, 2019. Mr. Allen is also currently a member of the board of directors of Whirlpool Corporation.

Ajay Banga, 59, is currently the president and chief executive officer of Mastercard Incorporated, a technology company in the global payments industry. Mr. Banga joined Mastercard in 2009 as president and chief operating officer, and assumed his current role in July 2010. Prior to Mastercard, Mr. Banga spent 13 years at Citigroup in various global leadership roles, including as the head of their International Consumer Business and as the chief executive officer for Citibank’s Asia Pacific business, and held leadership roles at PepsiCo and Nestle. Mr. Banga served as a director of TDCC from 2013 until the Merger, when he became a member of the DowDuPont Materials Advisory Committee and a director of DowDuPont until April 2019. Mr. Banga is also currently a member of the board of directors of Mastercard.

Jacqueline K. Barton, 67, is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry and Norman Davidson Leadership Chair of the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she has been a member of the faculty since 1989. Dr. Barton began her term as chair of the

Division in 2009, and has held the John G. Kirkwood and Arthur A. Noyes Professorship since 2016. Dr. Barton also previously held the Arthur and Marian Hanisch Memorial Professorship from 1997 to 2016. Dr. Barton served as a director of TDCC from 1993 until the Merger and a member of the DowDuPont Materials Advisory Committee until April 2019. Dr. Barton is also currently a member of the board of directors of Gilead Sciences, Inc.

James A. Bell, 71, was the executive vice president, corporate president and chief financial officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft from 2008 to 2012. Mr. Bell joined Rockwell International, a predecessor of The Boeing Company, in 1972, and subsequently held various executive positions. Mr. Bell served as a director of TDCC from 2005 until the Merger and a director of DowDuPont until April 2019. Mr. Bell is also currently a member of the boards of directors of Apple Inc., CDW Corporation and J.P. Morgan Chase & Co.

Wesley G. Bush, 58, was the chairman of Northrop Grumman Corporation, a global aerospace and defense technology company from 2011 to July 2019. Mr. Bush served as Northrop Grumman’s chief executive officer from January 2010 through January 1, 2019 and, prior to that, Mr. Bush served as the company’s chief financial officer and also as president of its Space Technology Business. Prior to the acquisition of TRW by Northrop Grumman in 2002, Mr. Bush served as president and chief executive officer for TRW’s UK-based global Aeronautical Systems. Prior to joining TRW in 1987, he held engineering positions with both the Aerospace Corporation and Comsat Labs. Mr. Bush was named to the DowDuPont Materials Advisory Committee in August 2018 and served until April 2019. Mr. Bush is also currently a member of the boards of directors of General Motors Co. and Cisco Systems, Inc.

Richard K. Davis, 61, is the chief executive officer of Make-A-Wish America. Mr. Davis is also the former chairman and chief executive officer, U.S. Bancorp, parent company of U.S. Bank, positions he held from December 2007 to April 2018 and December 2006 to April 2017, respectively. Mr. Davis held various other executive positions at U.S. Bancorp prior to becoming chief executive officer, including president and chief operating officer. Prior to joining Star Banc Corporation, which was one of U.S. Bancorp’s legacy companies, Mr. Davis was an Executive Vice President at Bank of America and Security Pacific Bank. Mr. Davis served as a director of TDCC from 2015 until the Merger, when he became a member of the DowDuPont Materials Advisory Committee. Mr. Davis was appointed to the DowDuPont board of directors in July 2018 and served until April 2019. Mr. Davis is also currently a member of the boards of directors of MasterCard Incorporated and Xcel Energy.

James R. Fitterling, 58, is the chief executive officer of Dow. Mr. Fitterling has been the chief executive officer of TDCC since July 2018, and the chief operating officer of DowDuPont’s Materials Science Division since September 2017 until April 2019. Mr. Fitterling first joined Historical Dow in 1984 and has held various other executive positions, including president, chief operating officer, vice chairman of business operations, senior vice president of corporate development, and president of the Plastics and Hydrocarbons businesses. Mr. Fitterling is also currently a member of the board of directors of Chemical Financial Corporation.

Jacqueline C. Hinman, 58, is the former chairman and chief executive officer of CH2M, an engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions. Ms. Hinman joined the board of directors of CH2M in 2008, and was elected chairman and chief executive officer of CH2M in 2014 in order to execute a turnaround of the firm, ultimately leading to the company’s successful merger with Jacobs Engineering in December 2017. Ms. Hinman was named to the DowDuPont Materials Advisory Committee in July 2018 and served until April 2019. Ms. Hinman is also currently a member of the board of directors of International Paper, Inc.

Ruth G. Shaw, 71, is a former group executive, public policy and president of Duke Nuclear, a provider of electricity and natural gas. Dr. Shaw retired from Duke Energy Corporation in April 2007, and served as executive advisor to the company until April 2009. Prior to joining Duke Energy in 1992, Dr. Shaw was a leader in community college education, serving as president of Central Piedmont Community College and as president of El Centro College. Dr. Shaw served as a director of TDCC from 2005 until the Merger and a director of DowDuPont until April 2019. Dr. Shaw is also currently a member of the boards of directors of DTE Energy and SPX Corporation.

Daniel W. Yohannes, 67, served as the U.S. ambassador to the Organization for Economic Cooperation and Development (the “OECD”), an international forum promoting economic growth, sustainable development and energy security, from 2014 to 2017. Prior to joining the OECD, Mr. Yohannes served as Vice Chairman of U.S. Bancorp, the Chief Executive Officer of the Millennium Challenge Corporation, and President and Chief Executive Officer of Colorado National Bank. Mr. Yohannes was named to the DowDuPont Materials Advisory Committee in July 2018 and served until April 2019. Mr. Yohannes is also currently a member of the board of directors of Xcel Energy.

Director Independence

All of the members of Dow’s board of directors, except the Chief Executive Officer, who is an employee of Dow, meet the criteria for independence as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the Dow board of directors (see discussion below under “—Corporate Governance Guidelines”). The Corporate Governance Guidelines, including Dow’s independence standards, are posted to Dow’s website.

Committees of the Board of Directors

The Dow board of directors has the following standing committees: an Audit Committee, a Compensation and Leadership Development Committee, a Corporate Governance Committee and an Environment, Health, Safety & Technology Committee. The Dow board of directors have adopted a written charter for each of these committees, which are posted on Dow’s website.

Audit Committee

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter and include, among other duties, to assist the Dow board of directors in fulfilling its oversight responsibilities relating to:

•	the quality, reliability and integrity of the financial statements of Dow;

•	the adequacy of Dow’s internal controls, particularly with respect to Dow’s compliance with legal and regulatory requirements and corporate policy;

•	the internal audit function of Dow;

•	the nomination of the independent auditor and the independent auditor’s qualifications, independence and performance; and

•	the application of Dow’s accounting principles.

The committee shall prepare the report required by the rules of the SEC to be included in Dow’s annual meeting proxy statement.

The Audit Committee consists entirely of independent directors, and each meets the independence requirements set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Dow board of directors in its business judgment. Additionally, at least one member of the Audit Committee is an “audit committee financial expert” under SEC rules and the NYSE listing standards applicable to audit committees. The members of the Audit Committee are Mr. Bell (Chair), Mr. Bush, Mr. Davis, Ms. Hinman and Mr. Yohannes.

Compensation and Leadership Development Committee

The responsibilities of the Compensation and Leadership Development Committee are more fully described in the Compensation and Leadership Development Committee Charter and include, among other duties to, discharge the Dow board of directors’ responsibilities relating to the compensation and benefits of Dow’s Chief Executive Officer and other executive officers (as defined in the Exchange Act), employees, and non-employee directors, in a manner consistent with and in support of the business objectives of Dow, competitive practice, and all applicable rules and regulations.

The Compensation and Leadership Development Committee consists entirely of independent directors, and each meets the independence requirements set forth in the listing standards of the NYSE. The members of the Compensation and Leadership Development Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act). The members of the Compensation and Leadership Development Committee are Dr. Shaw (Chair), Mr. Allen, Mr. Banga and Mr. Fettig.

Corporate Governance Committee

The responsibilities of the Corporate Governance Committee are more fully described in the Corporate Governance Committee Charter and include, among other duties to:

•

Report periodically to the Dow board of directors on matters relating to the selection, qualification, and compensation of members of the Dow board of directors and candidates nominated to the Dow board of directors;

•	Develop and recommend to the Dow board of directors a set of corporate governance guidelines;

•

Act as a nominating committee with respect to candidates for directors and to make recommendations to the full Dow board of directors concerning the size of the Dow board of directors and structure of committees of the Dow board of directors;

•	Oversee the evaluation of the Dow board of directors and management of Dow; and

•	Assist the Dow board of directors with oversight of corporate governance matters.

The Corporate Governance Committee consists entirely of independent directors, and each meets the independence requirements set forth in the listing standards of the NYSE. The members of the Corporate Governance Committee are Mr. Fettig (Chair), Mr. Allen, Mr. Banga, Mr. Bell and Mr. Davis.

Environment, Health, Safety & Technology Committee

The responsibilities of the Environment, Health, Safety & Technology Committee are more fully described in the Environment, Health, Safety & Technology Committee Charter and include, among other duties to:

•

Assess current aspects of Dow’s environment, health, safety and technology policies and performance and to make recommendations to the Dow board of directors and the management of Dow with regard to promoting and maintaining superior standards of performance;

•	Oversee and advise the Dow board of directors on matters impacting corporate social responsibility and Dow’s public reputation;

•	Focus on Dow’s public policy management, philanthropic contributions and corporate reputation management;

•	Oversee Dow’s policies on political contributions and lobbying expenses and review an annual report on Dow’s political contributions and lobbying expenses; and

•

Oversee the assessment of all aspects of Dow’s science and technology capabilities in all phases of its activities in relation to its strategies and plans and to make recommendations to the Dow board of directors and the management of Dow to continually enhance Dow’s science and technology capabilities.

The members of the Environment, Health, Safety & Technology Committee are Dr. Barton (Chair), Mr. Bush, Ms. Hinman, Dr. Shaw and Mr. Yohannes.

Stockholder Recommendations for Director Nominees

The Corporate Governance Committee has a process for identifying new director candidates. The Corporate Governance Committee considers potential candidates suggested by board members, as well as management, stockholders and others. The Corporate Governance Committee accepts stockholders’ suggestions of candidates to consider as potential board members as part of the Corporate Governance Committee’s periodic review of the size and composition of the Dow board of directors and its committees. The Corporate Governance Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Qualification Standards

The Corporate Governance Committee has guidelines to be used in evaluating candidates for board membership in order to ensure a diverse and highly qualified board of directors. Directors are selected based on qualifications including strong values and discipline, high ethical standards, a commitment to full participation on the Dow board of directors and its committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Dow board of directors and provide for diversity of membership, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, corporate governance, public affairs, government affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors to be considered include independence of thought, willingness to comply with director stock ownership guidelines, meeting applicable director independence standards (where independence is desired) and absence of conflicts of interest. Guidelines for director qualifications are included in the Corporate Governance Guidelines. The guidelines for Director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of director candidates, and that candidates are evaluated to provide for a diverse and highly qualified board of directors. The Corporate Governance Committee and the full Dow board of directors will implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of director candidates when assessing the composition of the Dow board of directors.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to assist Dow and the board of directors in implementing effective corporate governance practices. The governance guidelines are reviewed regularly by the Corporate Governance Committee in light of changing circumstances in order to continue serving the best interests of Dow and its stockholders.

Communications with the Board of Directors and Procedures for Treatment of Complaints Regarding Accounting, Internal Controls, Auditing and Ethics

Dow stockholders and other interested parties may communicate directly with the full board of directors, the non-management directors as a group, or with specified individual directors by mail addressed to Dow Inc., c/o Office of the Corporate Secretary, 2211 H.H. Dow Way, Midland, MI 48674. Please specify the intended recipient(s) of your letter.

Communications will be distributed to any or all directors as appropriate depending upon the individual communication. However, communications that do not directly relate to a director’s duties and responsibilities as a director of Dow may be excluded from distribution. Such excluded items include “spam”; advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted communication will be made available to any director upon request.

Concerns relating to accounting, internal controls, auditing or ethics will be immediately reported to the Office of Ethics and Compliance for investigation and response, including review and handling by the internal audit function as appropriate with oversight by the Audit Committee. Concerns may be reported directly to the Office of Ethics and Compliance via its website at www.dowethicsline.com, and an anonymous toll-free hotline (1-800-803-6862 in the United States or Canada, or refer to the list of international access numbers posted on the website).

Code of Business Conduct

Dow’s Code of Business Conduct clearly outlines expectations that Dow’s directors, officers and employees abide by the law and be highly principled and socially responsible in all business practices. All directors, officers and employees will be expected to be familiar with Dow’s Code of Business Conduct, and to apply its principles in the daily performance of their responsibilities. The Code of Business Conduct is intended to focus employees, officers and directors on Dow’s corporate values of integrity, respect for people, and protecting the planet, help them recognize and make ethical, lawful and informed decisions, provide a framework that enables a respectful culture operating with the highest ethical and business standards, and offer robust mechanisms to report unethical conduct, anonymously or otherwise.

Director Compensation

Dow Inc. director compensation is determined by the Dow Inc. board of directors with the assistance of its Compensation and Leadership Development Committee and its Corporate Governance Committee. Such compensation consists of a cash retainer in the amount of $125,000 per year, and an equity award of restricted stock with a grant date fair value of approximately $185,000.

In addition the chairs of Dow Inc.’s Audit Committee receive an additional cash retainer in the amount of $35,000 per year and all other committee chairs receive an additional cash retainer in the amount of $20,000 per year. The non-executive chairman receives an additional cash retainer in the amount of $250,000 per year.

Dow does not provide directors who are also Dow employees any additional compensation for serving as a director.

Stock Ownership Guidelines

Dow has a guideline of each director owning at least five times the amount of the annual cash retainer fee, with a five-year time period after first election to achieve that level, and a requirement to retain all equity awards during the term of service to Dow. The Dow directors will have a period of five years following distribution to meet this requirement.

Deferred Compensation

Dow has a deferred compensation plan under which non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts.

COMPENSATION DISCUSSION AND ANALYSIS

In anticipation of the completion of the intended separation of DowDuPont into three independent, public companies within a relatively short period of time after the Merger, the DowDuPont board of directors decided not to develop separate executive compensation programs at the DowDuPont level. Rather, prior to the Business Separations, the executive officers of DowDuPont have continued to be employees of, and participants in, the compensation and benefit programs of Historical Dow and Historical DuPont, as applicable. The only significant exception to this structure was related to post-Merger Synergy and Speed to Spin incentives and 2018 Performance Award incentive grants, which were awarded to certain senior executives and which are discussed more fully in the section entitled “2018 Compensation Decisions.” Accordingly, this Compensation Discussion and Analysis (this “CD&A”) discusses Historical Dow’s compensation programs as they have been applied to certain individuals who are now “named executive officers” of Dow Inc. (the “Dow NEOs”) and outlines certain aspects of Dow’s post-separation compensation structure for those individuals.

Dow Inc.’s Compensation and Leadership Development Committee reviews the compensation for all of the executive officers of Dow and determines the appropriate compensation, benefits and perquisites for them.

Named Executive Officers

Following the Business Separation, Jim Fitterling serves as Dow’s Chief Executive Officer and Howard Ungerleider serves as Dow’s President and Chief Financial Officer. Other Dow NEOs are: Peter Holicki (Dow’s Senior Vice President of Manufacturing & Engineering and Environment, Health and Safety Operations), A.N. Sreeram (Dow’s Senior Vice President of Research and Development and Chief Technology Officer) and Amy E. Wilson (Dow’s General Counsel and Corporate Secretary).

Dow’s Executive Compensation Philosophy and Determinations

Program Structure and Alignment with Core Principles

Historical Dow has a history of designing executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for company leadership and strategy execution.

The Dow compensation programs are designed and administered to follow these core principles:

•	Establish a strong link between pay and performance

•	Align executives’ interests with stockholders’ interests, particularly over the longer term

•	Reinforce business strategies and drive long-term sustained stockholder value

The executive compensation program is designed to deliver value through three primary forms of compensation: base salary, annual incentives, and long-term incentives (“LTIs”).

Executive Compensation Governance Practices

Compensation of the executive officers of Dow, including that of the Dow NEOs, is overseen by the Compensation and Leadership Development Committee (or, in the case of the CEO, by the Compensation and Leadership Development Committee and the independent members of the Dow Inc. board). The Dow Inc. board of directors and the Compensation and Leadership Development Committee are assisted in performance of their oversight duties by an independent compensation consultant and management.

The following summarizes key governance characteristics related to the executive compensation programs in which the Dow NEOs participate:

Key Executive Compensation Practices

•	Active stockholder engagement

•	Strong links between executive compensation outcomes, individual performance and company financial and market performance

•	Compensation program structure designed to discourage excessive risk taking

•	Significant focus on performance-based pay

•	Each component of target pay benchmarked to median of either the peer group or of the general market, as applicable

•	Carefully structured peer group with regular Compensation and Leadership Development Committee review

•	Stock ownership requirements of six times base salary for the CEO and four times base salary for the other Dow NEOs

•	100 percent independent Compensation and Leadership Development Committee

•	Clawback policy

•	Anti-hedging/Anti-pledging policies

•	Independent compensation consultant reporting to the Compensation and Leadership Development Committee

•	No change-in-control agreements

•	Stock incentive plans prohibit option repricing, reloads, exchanges or options granted below market value without stockholder approval

•	Regular review of the Compensation and Leadership Development Committee Charter to ensure best practices and priorities

The Compensation and Leadership Development Committee periodically reviews best practices in governance and executive compensation to ensure that the compensation programs align with Dow’s core principles.

Components of Executive Compensation and Benefits

Executives receive a mix of variable and fixed components of compensation which are aligned with the compensation philosophy as highlighted in the chart below:

Component	Purpose
Base Salary	Provides a regular source of income for Dow NEOs and acts as a foundation for other pay components (e.g., annual incentive targets for Dow NEOs are expressed as a percentage of base salary)
Annual Incentive	Rewards employees for achieving critical financial and operational goals
Long-Term Incentive	Aligns the interests of executives with stockholders by linking pay and performance, with the goal of accelerating growth, profitability and stockholder return
Aids Dow in retaining the Dow NEOs and other key employees
Benefits and Perquisites	Executives participate in the same benefit programs that are offered to other salaried employees
Limited perquisites are provided to executives to facilitate strong performance on the job and enhance their personal security and productivity

NEO incentive compensation is based on clearly disclosed and measurable goals linked to company performance. The Dow compensation program is targeted to deliver compensation at approximately the median of a core group of companies with whom Dow competes globally for business and executive talent. To the extent that an individual NEO’s compensation exceeds the median, it is attributable to factors including executive tenure, experience and stockholder value-enhancing achievement of measurable goals. Following the Business Separations, Dow continues the components of Historical Dow’s compensation and benefits program and has adopted a stock incentive plan as described below under “—Dow Inc. 2019 Stock Incentive Plan.”

Benefits and Perquisites

Benefits

Dow provides benefits (including retirement benefits) to eligible employees, including the eligible Dow NEOs, through a combination of qualified and non-qualified plans such as the following:

•	Defined-Benefit Retirement Plans (if applicable)

•	Supplemental Retirement Plans

•	Pension Plans

•	401(k) Plans

•	Supplemental Savings Plans

The Dow NEOs are entitled to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, Historical Dow created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. Dow continues many of Historical Dow’s compensation plans, including The Dow Executives’ Supplemental Retirement Plan and Dow Employees’ Savings Plan, which are described in the section entitled “Executive Compensation—Benefits—Pension Benefits—Additional Information.” The Dow NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

Dow offers perquisites that the Compensation and Leadership Development Committee believes are reasonable yet competitive in attracting and retaining the executive team.

The Compensation and Leadership Development Committee will regularly review the perquisites provided to the respective Dow NEOs as part of its overall review of executive compensation. The following outlines the limited perquisites that may be provided to executives:

•	Financial and Tax Planning Support

•	Executive Physical Examination and Related Travel Expenses

•	Executive Excess Umbrella Liability Insurance

•	Home Security Alarm System

•

Personal Travel on Corporate Aircraft and Related Travel Expenses for CEO, who is required by the Dow board of directors for security and immediate availability reasons to use corporate aircraft for business and personal travel, and for other NEOs as may be approved under limited circumstances

•	Company Car for CEO

Although Mr. Fitterling was entitled to use a company car during 2018, he declined to use this benefit in 2018. For information regarding the perquisites that the Dow NEOs received from Historical Dow for the fiscal year ended December 31, 2018, see the column titled “All Other Compensation” of the Summary Compensation Table and the accompanying narrative in the section entitled “Executive Compensation—Compensation Tables and Narratives—Summary Compensation Table.”

The Compensation Process

The Compensation and Leadership Development Committee, with the support of Mercer, Dow’s independent compensation consultant, and company management, develops and executes the executive compensation program. The Compensation and Leadership Development Committee is responsible for recommending for approval by the independent directors the compensation of the CEO, and for approving the compensation of all of the other Dow NEOs and executive officers. The Compensation and Leadership Development Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with Dow’s compensation philosophy and with performance.

The Compensation and Leadership Development Committee reviews the following factors, among others, to determine executive compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, taking into account revenue relative to the peer group

•	Company performance: Measured against financial metrics and operational targets approved by the Compensation and Leadership Development Committee

•	Market landscape: Business climate, economic conditions and other factors

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions

Role of Company Management

The CEO makes recommendations to the Compensation and Leadership Development Committee regarding compensation for senior executives after reviewing Dow’s overall performance, each executive’s personal contributions and relevant compensation market data from the peer group for similar jobs and job levels.

Role of the Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee is responsible for establishing Dow’s executive compensation philosophy. The Compensation and Leadership Development Committee is responsible for approving compensation for the Dow NEOs and has broad discretion when setting compensation types and amounts. As part of the review, company management and the Compensation and Leadership Development Committee also review summary total compensation scenarios for the Dow NEOs. Additionally, the Compensation and Leadership Development Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO. The Compensation and Leadership Development Committee evaluates the CEO’s performance against the CEO’s objectives and makes recommendations to the independent directors regarding compensation levels based on that evaluation. The Compensation and Leadership Development Committee considers compensation market data from the peer group when setting compensation types and amounts for the CEO.

Role of Independent Board Members

The independent members of the Dow board of directors are responsible for assessing the performance of the CEO. They also are responsible for approving the compensation types and amounts for the CEO.

Role of the Independent Compensation Consultant

The Compensation and Leadership Development Committee retained Mercer as Dow’s independent compensation consultant (the “Consultant”) for executive compensation matters.

The Consultant’s responsibilities include:

•	Advising the Compensation and Leadership Development Committee on trends and issues in executive compensation

•	Reviewing and advising the group of companies in the peer group

•	Consulting on the competitiveness of the compensation structure and levels of Dow’s executive officers and non-employee directors

•	Providing advice and recommendations related to the compensation and design of Dow’s compensation programs

•	Reviewing and advising on all materials provided to the Compensation and Leadership Development Committee for discussion and approval

•	Participating in Compensation and Leadership Development Committee meetings as requested and communicating with the Chair of the Compensation and Leadership Development Committee between meetings

The Consultant has safeguards and procedures in place to maintain the independence of the Consultant in its executive compensation consulting practice, and the Compensation and Leadership Development Committee determines whether the compensation consultant’s work has raised any conflicts of interest. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between the Consultant’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective.

Peer Group and Benchmarking

Dow competes with a wide variety of both industry and non-industry specific companies for executive talent and investor assets. In order to ensure the executive pay program is competitive and has a strong link to stock price performance, Dow maintains an executive compensation peer group developed utilizing the following selection criteria:

•	Revenues

•	Market capitalization

•	Global presence

•	Research intensity or innovation and/or technology

•	Competitor for talent

•	Industries and markets served

The Dow Compensation Subcommittee, with the support of the Dow management team and Mercer, selected the companies named below, which have been reviewed by the Compensation and Leadership Development Committee following the distribution:

Peer Group
3M Company	Archer Daniels Midland Company	The Boeing Company
Caterpillar Inc.	The Coca-Cola Company	ConocoPhillips
Deere & Company	Eli Lilly and Company	Honeywell International Inc.
Johnson & Johnson	Johnson Controls Inc.	Kimberly-Clark Corporation
Lockheed Martin Corporation	Mondelēz International, Inc.	PepsiCo, Inc.
Pfizer Inc.	The Procter & Gamble Company	United Technologies Corporation

The selected peer group is used for market comparisons, benchmarking and setting executive compensation. Market pay data for the selected peer group is gathered through compensation surveys conducted by the Consultant. Dow targets the median of the peer group for all compensation elements in order to attract, motivate, develop and retain top level executive talent. Annual performance award targets and long-term incentive grants reflect market median values while actual payouts are dependent on performance.

The peer group is periodically evaluated and updated to ensure the companies in the group remain relevant.

Other Considerations

Stock Ownership Guidelines

Dow requires that its CEO accumulate and hold shares with a value equal to six times his or her base pay and that all other Dow NEOs accumulate and hold shares of Dow common stock with a value equal to four times base pay. The Dow NEOs have a period of five years following the distribution to meet this requirement. Currently, based on their ownership of Dow Inc. common stock, all Dow NEOs will meet this requirement during the required time.

The stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75 percent of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price.

For purposes of the stock ownership guidelines, direct ownership of shares and stock units held in employee plans is not included. Stock options and performance share units (“PSUs”) are not included in determining whether an executive has achieved the ownership levels.

Speculative Stock Transactions; Anti-Hedging and Anti-Pledging Policy

It is against Dow policy for directors and executive officers to engage in derivative or speculative transactions in Dow securities. As such, it is against Dow policy for directors and executive officers to trade in puts or calls in Dow securities, or sell Dow securities short. In addition, it is against Dow policy for directors and executive officers to pledge Dow securities, or hold Dow securities in margin accounts.

Executive Compensation Recovery (Clawback) Policy

As part of its overall corporate governance structure, Dow maintains an Executive Compensation Recovery Policy for its executive officers. This policy allows Dow to recover incentive income if an executive officer either knowingly engaged in or was grossly negligent in the event of circumstances that resulted in a financial restatement or other material non-compliance.

Compensation and Risk Management

The Compensation and Leadership Development Committee periodically reviews Dow’s compensation policies and practices to determine whether the incentive compensation programs create risks that are reasonably likely to have a material adverse effect on Dow. The evaluation covers a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short and long-term programs, caps on incentive payouts, governance processes in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a compensation recovery policy, and Compensation and Leadership Development Committee oversight of compensation programs.

2018 Compensation Decisions

The following information relates to DowDuPont’s 2018 compensation program as applicable to the Dow NEOs.

Base Salary

Base salary is a fixed portion of compensation based primarily on an individual’s skills, job responsibilities and experience, as well as more subjective factors such as the assessment of individual performance by the DowDuPont Compensation Committee (in the case of Messrs. Fitterling and Ungerleider) or Dow Compensation Subcommittee (for the other Dow NEOs). Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the respective peer group, after adjusting for each company’s revenue size.

The table below shows the annual base salaries for the Dow NEOs as of December 31, 2018. This information may be different from the base salary provided in the Summary Compensation Table, which reflects actual base pay received for 2018.

Name	2018 Base Salary ($)
Jim Fitterling	1,185,717
Howard Ungerleider	1,110,261
A.N. Sreeram	787,551
Amy E. Wilson	580,008
Peter Holicki	630,365

Annual Incentive Compensation—Annual Performance Award

The Performance Award is an annual cash incentive program. DowDuPont used this component of compensation to reward its executives and Historical Dow and Historical DuPont employees for achieving financial results and goals linked to the company’s success. Meeting or exceeding annual business and financial goals was important to executing DowDuPont’s (and Historical Dow’s) long-term business strategy and delivering value to stockholders. To do this, the DowDuPont Compensation Committee identified key performance metrics and goals. The DowDuPont Compensation Committee (or, in the case of the Dow NEOs other than Messrs. Fitterling and Ungerleider, the Dow Compensation Subcommittee) then linked these to individual goals to determine the Performance Award payout.

The Performance Award target amount was calculated using each eligible employee’s individual Performance Award target percentage amount, multiplied against the company component, and adjusted by an individual performance factor, which includes safety performance. The metrics of the company component included DowDuPont Operating Net Income and Materials Science Division Operating EBITDA, and ranged from 0 percent to 200 percent of target. The individual performance factor ranged from 0 percent to 150 percent. The 2018 Performance Award was capped at a maximum payout of 200 percent. The Dow Compensation Subcommittee (or, the DowDuPont Compensation Committee in the case of Messrs. Fitterling and Ungerleider) had discretion to modify the 2018 Performance Award payout for employees or executive management once the metrics for the company component were known.

The target goals and 2018 results of the company component of the 2018 Performance Award are shown below:

Employee Group	Metric	Threshold ($mm) (50%)	Target ($mm) (100%)	Maximum ($mm) (200%)	Weight	2018 Actual ($mm)	Metric Payout	Total Payout
DowDuPont Officers, excluding COO’s (Howard Ungerleider)	DowDuPont Operating Net Income	8,086	9,513	10,940	100%	9,564	104%	104%
DowDuPont Materials Science Division COO (Jim Fitterling)	DowDuPont Operating Net Income	8,086	9,513	10,940	50%	9,564	104%	101%
	Materials Science Division Operating EBITDA	8,242	9,696	11,150	50%	9,639	98%
DowDuPont Materials Science Division employees (all other Dow NEOs)	DowDuPont Operating Net Income	8,086	9,513	10,940	30%	9,564	104%	100%
	Materials Science Division Operating EBITDA	8,242	9,696	11,150	70%	9,639	98%

The metrics used in the 2018 Performance Award are non-GAAP measures and defined as follows:

•

DowDuPont Operating Net Income: Net income available for DowDuPont common stockholders, excluding the after tax impact of significant items and the after tax impact of amortization expense associated with Historical DuPont’s intangible assets. DowDuPont excluded the impact of significant items from both presentations to investors and from its executive compensation performance calculations because they were not reflective of underlying operations for the particular period in which they were recorded and, therefore, could mask underlying operating trends.

•

Materials Science Division Operating EBITDA: Combined earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items, for DowDuPont’s Performance Materials & Coatings segment, Industrial Intermediates & Infrastructure segment and Packaging & Specialty Plastics segment.

As detailed in the table above, the results related to the company component were in line with financial targets for the 2018 Performance Award and resulted in a payout ranging from 100 percent to 104 percent. However, based on the recommendation of Dow management, the DowDuPont Compensation Committee set the company component at 82 percent for all employees of DowDuPont’s Materials Science Division, including the Dow NEOs, due to the impact of costs on the company’s financial results. The DowDuPont Compensation Committee also set the individual performance factor for Messrs. Fitterling and Ungerleider, who serve as executive officers of DowDuPont, reflecting each individual’s personal contributions to the company’s success. The Dow Compensation Subcommittee set the individual performance factor for the remaining Dow NEOs based on their respective contributions. The following table reflects the 2018 Performance Award payout for each Dow NEO.

Name	Year End Base Salary ($) (a)	PA Target Percent (b)	PA Target Amount ($) (c)	Company Component (d)	Individual Factor - Committee Assessment (e)	Total PA Payment Percent (f)	Total PA Payout Amount
			(a * b)			(d*e)	(c*d*e)
Jim Fitterling	1,185,717	125%	1,482,146	82%	120%	98%	1,458,432
Howard Ungerleider	1,110,261	120%	1,332,313	82%	120%	98%	1,310,996
A.N. Sreeram	787,551	95%	748,173	82%	115%	94%	705,528
Amy E. Wilson	580,008	100%	580,008	82%	110%	90%	523,167
Peter Holicki	630,365	90%	567,329	82%	100%	82%	465,209

Long-Term Incentive (LTI) Compensation

Executive compensation is linked strongly to the financial and operational performance of the company. Prior to the Merger, Historical Dow’s practice was to utilize a LTI mix of 45 percent PSUs, 30 percent stock options and 25 percent restricted stock units (“RSUs”). In light of the timing of DowDuPont’s separation into three independent, publicly traded companies, including that 2018 was the only full calendar year for the combined company, the DowDuPont Compensation Committee determined that (other than the 2017 Synergy Grants described below) PSUs, given their three year measurement convention, were not an appropriate form of award. As a result, in February 2018 the DowDuPont Compensation Committee made all 2018 LTI grants in the form of stock options, and approved the LTI grant for Messrs. Fitterling and Ungerleider. In February 2018, the Dow Compensation Subcommittee approved the LTI grant for the remaining Dow NEOs based upon the peer group median LTI values. In March 2018, the DowDuPont Compensation Committee approved a one-time grant for Mr. Ungerleider. In October 2018, the Dow Compensation Subcommittee approved a one-time grant for Ms. Wilson. Following the Business Separations, the Dow Compensation and Leadership Development Committee evaluated and set an appropriate pay mix based on market practice. See the Summary Compensation Table in the section entitled “Executive Compensation” for more information on the LTI grants to the Dow NEOs.

Synergy and Speed to Spin Incentives

In December 2017 following the Merger, DowDuPont made grants of PSUs (the “Synergy Grants”) to certain senior executive officers, including Messrs. Fitterling, Ungerleider, Sreeram and Holicki, as well as cash-based performance awards to other leaders (the “Incentive Awards”) to incentivize:

•	Targeted cost synergies of $3 billion on a run-rate basis (DowDuPont performed above target and committed to deliver run-rate cost synergies of $3.6 billion); and

•	Timely realization of the distributions of Dow and Corteva.

The parameters of the Synergy Grant and Incentive Awards are outlined below:

		Business Performance and Payout Ranges [1,2]
Metric	Weighting	Threshold ($) (Synergy: 50% Payout Spin: 25% Payout)	Target ($) (100% Payout)	Maximum ($) (200% Payout)
Synergy Capture	66%	2.94 billion	3.0 billion	3.45 billion
Dow Spin [2]	17%	22 months	19 months	16 months
Corteva Spin [2]	17%	24 months	21 months	18 months

1	Payouts will be interpolated on a linear basis for performance between, respectively, Threshold and Target performance and Target and Maximum performance.
2	All dates measured from the Merger closing.

The DowDuPont Compensation Committee developed this post-Merger program to further incentivize key DowDuPont executives to meet Merger-related objectives. No payouts will be made until, at the earliest, twenty-four months after the close of the Merger, to ensure continued alignment with the strategic objectives.

Treatment of Equity Awards Outstanding at the Time of the Distribution

DowDuPont equity awards outstanding at the distribution date were adjusted using the following principles:

•	For each award recipient, the economic/intrinsic value of those awards before and after the distribution date has been maintained.

•	The material terms of the equity awards, such as vesting conditions and treatment upon termination of employment, generally continue unchanged.

•

Depending on certain factors, relating to the type, timing and holder of the equity awards, the awards were adjusted using either the “employer method” or the “shareholder method” as more fully described, and subject to certain exceptions noted, below.

Employer Method

DowDuPont stock options and restricted stock units, other than those granted to employees on February 15, 2018 and awards granted to certain non-Dow executives, were adjusted using the “employer method” as follows:

•

At the time of the distribution, all DowDuPont equity awards held by individuals who were employees of Dow at such time were converted into awards of Dow and all equity awards held by employees who remained with DowDuPont remained awards of DowDuPont, in each case, with appropriate adjustments to account for the separation and distribution of Dow.

•

At the time of the distribution of Corteva, all DowDuPont equity awards held by individuals who were employees of Corteva at such time were converted into awards of Corteva and all equity awards held by employees who remained with DuPont remained awards of DuPont (except that awards held by certain employees with no defined future role were converted into awards covering both Corteva and DuPont), in each case, with appropriate adjustments to account for the separation and distribution of Corteva.

Shareholder Method

DowDuPont (i) stock options and restricted stock units granted on February 15, 2018, (ii) outstanding performance stock unit awards and restricted stock awards and (iii) awards held by non-employee directors of DowDuPont and certain non-Dow executives were generally adjusted using the “shareholder method” as follows:

•

At the time of the distribution, all such equity awards were converted into awards of each of Dow and DowDuPont and adjusted based on the Dow distribution ratio and the relative closing share prices of Dow and DowDuPont common stock upon the distribution.

•

At the time of the distribution of Corteva, the DowDuPont awards were further converted into awards of each of DuPont and Corteva and adjusted based on the Corteva distribution ratio and the relative closing share prices of Corteva and DuPont common stock upon such distribution.

The following table provides additional information regarding the general treatment of specific types of equity awards in connection with the distribution, depending on whether an individual is an employee of Dow or remained with DowDuPont following the distribution.

	Dow Employees	DowDuPont Employees
Stock Options	Employer Method: Outstanding stock options were converted into awards that were settled in shares of Dow common stock, with the number of shares and exercise price adjusted to maintain the economic/intrinsic value of the award at the time of the Business Separations.

Employer Method: Outstanding stock options remained awards of DowDuPont, but the number of shares underlying the award and exercise price was adjusted to maintain the economic/intrinsic value of the award at the time of the Business Separations.

The adjusted DowDuPont stock option was further adjusted upon the Corteva distribution to cover the common stock of the holder’s employer (i.e., Corteva or DuPont) after the Corteva distribution (or, in the case of an employee with no future defined role, the stock of both companies), with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

Shareholder Method: Upon the distribution, outstanding stock options were converted into both stock options to purchase Dow common stock and stock options to purchase DowDuPont common stock, based on the relative values of each company’s stock at the time of the Business Separations, with the number of shares and exercise price adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, such adjusted DowDuPont stock options were further adjusted into stock options to purchase Corteva common stock and options to purchase DuPont common stock, based on the relative values of each of Corteva and DuPont’s stock at the time of the Corteva distribution, with the number of shares and the exercise price adjusted to maintain the economic/intrinsic value of the award.

	Dow Employees	DowDuPont Employees
Restricted Stock Units	Employer Method: Outstanding restricted stock units were converted into awards that were settled in shares of Dow common stock, with the number of shares adjusted to maintain the economic/intrinsic value of the award at the time of the Business Separations.

Employer Method: Outstanding restricted stock units remained awards of DowDuPont, but the number of shares was adjusted to maintain the economic/intrinsic value of the award at the time of the Business Separations.

The adjusted DowDuPont restricted stock unit was further adjusted upon the Corteva distribution to cover the common stock of the holder’s employer (i.e., Corteva or DuPont) after the Corteva distribution (or, in the case of an employee with no future defined role, the stock of both companies), with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

Shareholder Method: Outstanding restricted stock units were converted into both Dow restricted stock units and DowDuPont restricted stock units, based on the relative values of each company’s stock at the time of the the Business Separations, with the number of shares subject to the award adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, such adjusted DowDuPont restricted stock units were further adjusted into Corteva restricted stock units and DuPont restricted stock units, based on the relative values of each of Corteva and DuPont’s stock at the time of the Business Separations and subject to adjustment to maintain the economic/intrinsic value of the award.

Performance Stock Units and Restricted Stock Awards

All outstanding performance stock units (i.e, the Synergy Grants) and restricted stock awards were adjusted using the “shareholder method”.

Upon the distribution, outstanding performance stock units and restricted stock awards, as the case may have been, were converted into both the applicable Dow award and DowDuPont award, based on the relative values of each company’s stock at the time of the Business Separations, with the number of shares subject to the award adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, the adjusted DowDuPont performance stock units and restricted stock awards, as the case may have been, were further converted into the applicable Corteva award and DuPont award, based on the relative values of Corteva and DuPont’s stock at the time of the Business Separations and subject to adjustment to maintain the economic/intrinsic value of the award.

With respect to performance stock units, no adjustments were made to the performance metrics applicable to the awards.

Outstanding equity awards held by individuals outside of the United States generally were adjusted in accordance with the summaries above to the extent permitted by applicable law. However, treatment of equity awards varied in certain non-US jurisdictions.

The DowDuPont equity awards held by Historical Dow employees who are not employees of Dow, Corteva, or DuPont following the Business Separations were converted and adjusted in the same manner as those types of equity awards that had been granted to employees of Dow, and were adjusted accordingly to maintain the economic/intrinsic value of the awards. Likewise, the DowDuPont equity awards held by Historical DuPont employees who were not an employee of Dow, Corteva or DuPont following the distribution of Corteva were converted and adjusted in the same manner as those types of equity awards that had been granted to continuing employees, except that, upon the Corteva distribution, the award was adjusted to cover the common stock of both Corteva and DuPont, in each case, with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

Dow Inc. 2019 Stock Incentive Plan

Prior to the Business Separations, Dow adopted the Dow Inc. 2019 Stock Incentive Plan, which is referred to in this section as the “Incentive Plan.” The following summary of the material terms of the Incentive Plan is qualified in its entirety by reference to the terms of the Incentive Plan, the form of which is attached as Exhibit 4.1 to the Form S-8 filed by Dow Inc. with the SEC on April 2, 2019. Such Form S-8 should not be deemed a part of this prospectus and you should rely only on the information contained or incorporated by reference in this prospectus.

The Incentive Plan became effective as of the distribution date and authorizes Dow to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, non-employee directors, consultants, advisors and other individuals following the distribution. In addition, the Incentive Plan is used to settle outstanding DowDuPont equity awards that were converted into awards that are denominated in Dow common stock following the distribution pursuant to the employee matters agreement, which are referred to in this section as “Legacy Awards.” These Legacy Awards otherwise generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted. See the section entitled “Compensation Discussion and Analysis—Treatment of Equity Awards Outstanding at the Time of the Distribution.”

The following limitations to apply under the Incentive Plan:

•	A maximum number of 75,000,000 shares of Dow common stock underlying Legacy Awards and new awards that may be granted.

•	For participants other than non-employee directors, no participant may be granted in any one fiscal year awards that, in the aggregate, comprise more than 3,000,000 shares of Dow common stock.

•

For participants who are non-employee directors, the maximum aggregate number of shares of Dow common stock subject to awards granted in one fiscal year is 15,000 shares; however, in the first fiscal year in which a non-employee director joins the Dow board of directors or is first designated as Chairman or Lead Director of the Dow board of directors, the maximum aggregate number of shares is 30,000.

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement, or in the event Dow undergoes a reorganization or other corporate transaction. If an award expires or is forfeited (including, for this purpose, any Legacy Award), the shares underlying the expired or forfeited award are added back to the share pool and available for future grants. However, shares that are tendered or withheld to cover the exercise price of any award or to satisfy any tax withholding obligation, or that are not issued upon full settlement of a stock-settled stock appreciation right, are not added back to the share pool.

Under the Incentive Plan, Dow may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance stock units, and other equity-based awards. The Dow Compensation and Leadership Development Committee has the discretion to establish the vesting conditions applicable to awards, the performance goals applicable to a performance award, and to determine the extent to which any performance goals have been achieved. Awards of restricted stock or restricted stock units are generally subject to minimum vesting requirements set forth in the plan, subject to certain limited exceptions.

All of Dow’s and its subsidiaries’ employees are eligible for awards under the Incentive Plan. In addition, Dow’s non-employee directors, consultants, advisors and other individuals are eligible for awards. The Compensation and Leadership Development Committee has broad authority to grant awards to eligible individuals and to otherwise administer the Incentive Plan. The Compensation and Leadership Development Committee is also authorized to delegate certain of its authority to administer the plan and grant awards, subject to applicable legal and regulatory constraints.

No new awards may be issued under the Incentive Plan after the tenth anniversary of the plan’s effective date, or the date the Dow board of directors terminates the plan, if earlier.

The Dow board of directors has the authority to amend the Incentive Plan as it deems desirable, and the Compensation and Leadership Development Committee has similar authority to amend award agreements. However, no amendment that requires stockholder approval under applicable law or stock exchange rules (for example, an amendment to increase to the share reserve(s) under the plan) will become effective until such stockholder approval is received. In addition, award agreements may not be amended in a way that would impair the rights of the award recipient without his or her consent, unless the amendment is required or advisable to satisfy any law or regulation, or to meet the requirements of or avoid adverse consequences under any accounting standards.

EXECUTIVE COMPENSATION

Compensation Tables and Narratives

Summary Compensation Table

The following table summarizes the compensation of Dow’s Chief Executive Officer and Chief Financial Officer as well as Dow’s three other most highly compensated executive officers (based on compensation received by such individuals from DowDuPont (including, Historical Dow) for the fiscal year ended December 31, 2018).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(d)	Total ($)
Jim Fitterling, Chief Executive Officer	2018	1,178,116	0	0	4,750,008	1,458,432	893,865	190,917	8,471,338
Howard Ungerleider, President and Chief Financial Officer	2018	1,103,144	0	5,000,007	4,150,005	1,310,996	330,919	99,625	11,994,697
A.N. Sreeram, SVP & Chief Technology Officer	2018	782,503	0	0	2,600,063	705,528	318,358	69,984	4,476,435
Amy E. Wilson, General Counsel and Secretary	2018	417,733	0	195,432	2,055,178	523,167	566,127	29,089	3,786,726
Peter Holicki, SVP of Manufacturing & Engineering	2018	627,305	0	0	1,700,136	465,209	258,940	17,721	3,069,312

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(a)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. No performance shares were granted in 2018. See Note 20 to the Historical Dow 2018 Financial Statements, filed as Exhibit 99.2 to the Form 10.

(b)

Historical Dow’s valuation for financial accounting purposes uses the widely accepted Black-Scholes option valuation model and is otherwise computed in accordance with FASB ASC Topic 718. The option value calculated for the Dow NEOs’ grants on February 15, 2018 was $15.46 with exercise price of $71.85 based on the closing share price of DowDuPont stock on the grant date. In addition, Ms. Wilson received an option grant, reflective of her new role as General Counsel of Historical Dow, on October 10, 2018, with the option value calculated at $12.91 and an exercise price of $59.32 using the closing share price of DowDuPont on the grant date. See Note 20 to the Historical Dow 2018 Financial Statements, filed as Exhibit 99.2 to the Form 10, for a discussion of the assumptions used in calculating these values.

(c)

Individual results for Non-Equity Incentive Plan Compensation are detailed in the section above entitled “Compensation Discussion and Analysis—2018 Compensation Decisions—Annual Incentive Compensation—Annual Performance Award” and reflect income paid in 2019 under Historical Dow’s annual Performance Award program for performance achieved in 2018.

(d)

“All Other Compensation” includes perquisites, other personal benefits and the company contributions to both qualified and non-qualified defined company contribution plans. Perquisites and personal benefits include: personal use of aircraft (as required by the company for security and immediate availability reasons) and related travel expenses, company car, certain tax reimbursements to the NEOs, financial and tax planning support, home security, executive physical examinations and related travel expenses and personal excess liability insurance premiums. Personal use of aircraft includes use of corporate aircraft for travel to outside board meetings and to company provided executive physicals. The incremental cost to Historical Dow of personal use of Historical Dow aircraft is calculated based on published industry rates by Conklin & de Decker Associates, Inc. for the variable operating costs to Historical Dow including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. The Dow NEOs also are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes as it is sometimes necessary for spouses to accompany NEOs to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses and Historical Dow reimburses the associated taxes. No NEO is provided a tax reimbursement for personal use of aircraft. Tax reimbursements may also be provided to NEOs for certain company provided or reimbursed relocation expenses, if applicable.

The following other compensation items exceeded $10,000 in value:

I.

Mr. Fitterling: Historical Dow contributions to savings plans ($60,898), personal use of company aircraft as required by company policy for security and immediate availability purposes ($57,848), financial and tax planning ($34,203), tax reimbursement ($21,403), home security ($15,558)

II.	Mr. Ungerleider: Historical Dow contributions to savings plans ($59,309) and financial and tax planning ($32,027)

III.	Mr. Sreeram: Personal use of company aircraft for outside board travel and executive health physical ($31,409), Historical Dow contributions to savings plans ($28,879).

IV.	Ms. Wilson: Historical Dow contributions to savings plans ($28,879)

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS FOR 2018

Name	Grant Date	Date of Action by the Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)

Jim Fitterling	02/15/2018	02/15/2018	0	1,482,146	2,964,293
	02/15/2018	02/15/2018									307,245	71.85	4,750,008
Howard Ungerleider	02/15/2018	02/15/2018	0	1,332,313	2,664,626
	02/15/2018	02/15/2018									268,435	71.85	4,150,005
	03/12/2018	03/12/2018								70,087			5,000,007
A.N. Sreeram	02/15/2018	02/15/2018	0	748,173	1,496,347
	02/15/2018	02/15/2018									168,180	71.85	2,600,063
Amy E. Wilson	02/15/2018	02/15/2018	0	580,008	1,160,016
	02/15/2018	02/15/2018								2,720			195,432
	02/15/2018	02/15/2018									12,620	71.85	195,105
	03/05/2018	03/05/2018	0	177,000	354,000	(e)
	10/10/2018	10/10/2018									144,080	59.32	1,860,073
Peter Holicki	02/15/2018	02/15/2018	0	567,329	1,134,657
	02/15/2018	02/15/2018									109,970	71.85	1,700,136

(a)	Performance share awards were not granted in 2018.
(b)

RSUs were not granted to any Dow NEOs as part of the annual grant, with the exception of Ms. Wilson due to the non-executive role she held during part of calendar year 2018. Mr. Ungerleider received a one-time RSU grant on March 12, 2018.

(c)

Stock option awards as described in the section above entitled “Compensation Discussion and Analysis—2018 Compensation Decisions—Long-Term Incentive (LTI) Compensation.” Ms. Wilson received an option grant, reflective of her new role as General Counsel of Historical Dow, on October 10, 2018.

(d)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table.

(e)	Incentive Award grant to Ms. Wilson. See the section above entitled “Compensation Discussion and Analysis—2018 Compensation Decisions—Synergy and Speed to Spin Incentives.”

Outstanding Equity Awards

The following table lists outstanding equity grants for each Dow NEO as of December 31, 2018, including outstanding equity grants from past years. See the section entitled “Compensation Discussion and Analysis—Treatment of Equity Awards Outstanding at the Time of the Distribution” for a description of the treatment of these awards in connection with the distribution.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Jim Fitterling	02/11/2011 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 11/26/2017 02/15/2018	118,090 178,210 96,220 95,610 86,758 32,896 — —	— — — — 43,382 65,794 — 307,245	38.38 32.16 46.71 49.44 46.01 61.19 — 71.85	02/11/2021 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 — 02/15/2028	n/a n/a n/a n/a 81,562 67,278 — n/a	n/a n/a n/a n/a 4,361,936 3,598,027 — n/a	n/a n/a n/a n/a — — 42,159 n/a	n/a n/a n/a n/a — — 2,254,663 n/a
Howard Ungerleider	02/13/2009 02/12/2010 02/11/2011 02/10/2012 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 11/26/2017 02/15/2018 03/12/2018	2,788 22,400 18,600 82,420 210,880 96,220 95,610 71,232 28,739 n/a — n/a	— — — — — — — 35,618 57,481 n/a 268,435 n/a	9.53 27.79 38.38 34.00 32.16 46.71 49.44 46.01 61.19 n/a 71.85 n/a	02/13/2019 02/12/2020 02/11/2021 02/10/2022 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 n/a 02/15/2028 n/a	n/a n/a n/a n/a n/a n/a n/a 66,980 58,772 — n/a 70,087	n/a n/a n/a n/a n/a n/a n/a 3,582,090 3,143,127 — n/a 3,748,253	n/a n/a n/a n/a n/a n/a n/a — — 42,159 n/a —	n/a n/a n/a n/a n/a n/a n/a — — 2,254,663 n/a —
A.N. Sreeram	02/13/2015 02/12/2016 02/10/2017 11/26/2017 02/15/2018	15,508 16,969 18,006 n/a —	— 33,941 36,014 n/a 168,180	49.44 46.01 61.19 n/a 71.85	02/13/2025 02/12/2026 02/10/2027 n/a 02/15/2028	n/a 31,916 36,838 — n/a	n/a 1,706,868 1,970,096 — n/a	n/a — — 14,053 n/a	n/a — — 751,554 n/a
Amy E. Wilson	02/13/2015 02/12/2016 02/10/2017 02/15/2018 10/10/2018	5,950 4,206 1,593 — —	— 2,104 3,187 12,620 144,080	49.44 46.01 61.19 71.85 59.32	02/13/2025 02/12/2026 02/10/2027 02/15/2028 10/10/2028	n/a 3,950 3,269 2,720 n/a	n/a 211,246 174,826 145,466 n/a	n/a — — — n/a	n/a — — — n/a
Peter Holicki	02/12/2010 02/11/2011 02/10/2012 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 11/26/2017 02/15/2018	12,500 14,100 21,460 30,300 28,440 38,760 27,398 11,773 — —	— — — — — — 13,702 23,547 — 109,970	27.79 38.38 34.00 32.16 46.71 49.44 46.01 61.19 — 71.85	02/12/2020 02/11/2021 02/10/2022 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 — 02/15/2028	n/a n/a n/a n/a n/a n/a 25,776 24,089 — n/a	n/a n/a n/a n/a n/a n/a 1,378,500 1,288,280 — n/a	n/a n/a n/a n/a n/a n/a — — 28,106 n/a	n/a n/a n/a n/a n/a n/a — — 1,503,109 n/a

(a)	Stock option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(b)

RSUs, including those shares associated with the conversion of Historical Dow performance and deferred share awards upon the closing of the Merger, vest and are delivered three years after the grant date.

(c)	Market values based on the December 31, 2018 closing stock price of $53.48 per share of DowDuPont common stock.
(d)	These PSUs are associated with Synergy Grants. See the section entitled “Compensation Discussion and Analysis—2018 Compensation Decisions—Synergy and Speed to Spin Incentives.”

Option Exercises and Stock Vested

The following table summarizes the value received by the Dow NEOs from stock options exercised and stock grants vested during 2018.

OPTION EXERCISES AND STOCK VESTED FOR 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Jim Fitterling	10,500	372,120	68,893	4,917,839
Howard Ungerleider	39,250	1,490,198	68,893	4,917,839
A.N. Sreeram	—	—	33,531	2,393,565
Amy E. Wilson	—	—	4,299	306,876
Peter Holicki	—	—	27,943	1,994,674

(a)	Reflects delivery of shares from Historical Dow’s 2015-2017 Performance Share program, even if elected to receive as cash, and Historical Dow 2015 Deferred Stock grants with three-year vesting.

Benefits

Pension Benefits

The following table lists the pension program participation and actuarial present value of each Dow NEO’s defined benefit pension as of December 31, 2018.

PENSION BENEFITS AS OF DECEMBER 31, 2018

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year
Jim Fitterling	Dow Employees’ Pension Plan Dow Executives’ Supplemental Retirement Plan	35.0 35.0	1,660,385 1,281,962	—
Howard Ungerleider	Dow Employees’ Pension Plan Dow Executives’ Supplemental Retirement Plan	28.5 28.5	995,236 501,511	—
A.N. Sreeram	Dow Employees’ Pension Plan Dow Executives’ Supplemental Retirement Plan	12.6 12.6	670,963 457,281	—
Amy E. Wilson	Dow Employees’ Pension Plan Dow Executives’ Supplemental Retirement Plan	18.2 18.2	725,399 628,552	—
Peter Holicki(b)	Betriebliche Versorgungsregelungen 1993	31.6	7,402,644	—

(a)

Unless otherwise noted, all present values reflect immediate commencement of pension benefits. The form of payment, discount rate (4.41%) and mortality (RP 2014) are based on assumptions used to determine pension plan obligations as reflected in Note 19 to the Historical Dow 2018 Financial Statements, the pertinent pages of which are filed as Exhibit 99.2 to the Form 10.

(b)

Unless otherwise noted, all present values reflect benefits payable at the normal retirement age under each plan. The form of payment, discount rate (1.856%), mortality (Heubeck 2018 G), COLA increase assumption (1.75%) and currency conversion rate (1 EUR = US$ 1.143602) are based on assumptions used to determine pension plan obligations as reflected in Note 19 to the Historical Dow 2018 Financial Statements, the pertinent pages of which are filed as Exhibit 99.2 to the Form 10.

Pension Benefits–Additional Information

The Dow Employees’ Pension Plan

For employees hired prior to January 1, 2008: Historical Dow provides the Dow Employees’ Pension Plan (the “DEPP”) for TDCC’s U.S. employees and for employees of some of TDCC’s wholly owned U.S. subsidiaries. Upon retirement, employees receive an annual pension under the DEPP formula subject to statutory limitations. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee’s yearly basic and supplemental accruals up to a maximum of 425 percent for basic accruals and 120 percent for supplemental accruals.

•

Basic accruals equal the employee’s highest consecutive three-year average compensation multiplied by a percentage ranging from 4 percent to 18 percent based on the age of the employee in the years earned.

•

Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1 percent to 4 percent, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. All Dow NEOs except Mr. Holicki participate in the DEPP.

Betriebliche Versorgungsregelungen 1993 (BVR 1993)

For German employees hired before 2005, Historical Dow provides the Betriebliche Versorgungsregelungen 1993 (“German Pension Plan”). The primary component of the German Pension Plan provides a benefit equal to 0.5 percent of the employee’s highest average three years’ pensionable pay up to the Social Security Contribution Ceiling (SSCC) and 1.5 percent for the portion above the SSCC multiplied by the number of years of credited pension service. In addition to this primary component, there is a cash balance benefit earned each year. The cash balance contribution each year is equal to 4.8 percent of pensionable pay.

Pensionable pay is calculated using base pay only. The benefits under the primary component are paid as a monthly annuity with actuarial reductions taken if the employee retires before normal retirement age. The cash balance can be elected as either a monthly annuity or a lump sum. Benefits in pay are increased in accordance with pension regulations. Mr. Holicki is the only Dow NEO who participates in the German Pension Plan.

The Dow Executives’ Supplemental Retirement Plan

Because the Code limits the benefits otherwise provided by the DEPP, the board of directors of TDCC adopted the Executives’ Supplemental Retirement Plan (the “ESRP”) to provide Historical Dow employees who participate in the DEPP with non-qualified benefits calculated under the same formulas described above. Some parts of the supplemental benefit may be taken in the form of a lump sum depending upon date of hire and plan participation. All Dow NEOs except Mr. Holicki participate in the ESRP.

Dow Employees’ Savings Plan

Historical Dow provides all U.S. salaried employees the opportunity to participate in a 401(k) plan—The Dow Chemical Company Employees’ Savings Plan (which is referred to herein as the “Savings Plan”). In 2018, for salaried employees of Historical Dow who contributed 2 percent of annual salary, Historical Dow provided a matching contribution of 100 percent of the employee’s contribution. For salaried employees who contributed up to an additional 4 percent, Historical Dow provided a 50 percent match. All Dow NEOs except Mr. Holicki participate in the 401(k) plan on the same terms as other eligible employees.

Non-Qualified Deferred Compensation

The following table provides information on compensation that the Dow NEOs elected to defer during 2018, with respect to those individuals who elected to participate in Historical Dow’s deferred compensation program.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2018

Name	Executive Contributions in Last Fiscal Year ($)(a)	Historical Dow Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jim Fitterling	58,905	32,019	(124,313)	—	1,574,437
Howard Ungerleider	55,157	30,430	(10,543)	—	93,384
A.N. Sreeram	—	—	—	—	—
Amy E. Wilson	8,354	—	(477)	—	7,877
Peter Holicki	—	—	—	—	—

(a)	Executive contributions are included in salary for 2018 in the Summary Compensation Table above.
(b)	Historical Dow contributions are included in All Other Compensation for 2018 in the Summary Compensation Table above.

Dow Elective Deferral Plan

Because the Code limits contributions to The Dow Chemical Company Employees’ Savings Plan, the board of directors of TDCC adopted the Elective Deferral Plan (the “EDP”) in order to further assist employees in saving for retirement. The EDP allows participants to voluntarily defer the receipt of base salary (maximum deferral of 75 percent) and Performance Award (maximum deferral of 100 percent).

Each participant enrolled in the EDP receives a matching contribution using the same formula authorized for salaried participants under the Savings Plan for employer matching contributions. The current formula provides for a matching contribution on the first 6 percent of base salary deferred. For purposes of calculating the match under the EDP, Dow will assume each participant is contributing the maximum allowable amount to the Savings Plan and receiving a match thereon. The assumed match from the Savings Plan will be offset from the matching contribution calculated under the EDP. The NEOs’ balances consist primarily of voluntary deferrals (and related earnings), not contributions made by Dow.

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, as well as the line-up of funds available under the Savings Plan.

Other Retirement Benefits

Except for Mr. Sreeram and Ms. Wilson, all of the Dow NEOs are currently retirement eligible. In the event of their retirement, the Dow NEOs are entitled to receive benefits similar to most other salaried U.S. employees of Historical Dow, except Mr. Holicki who is entitled to receive benefits similar to other similarly situated German employees of Historical Dow. These benefits are described in the table below, together with the impact of various types of separation events on the different compensation elements the Dow NEOs receive.

All of the Dow NEOs are also entitled to additional benefits in the case of an involuntary termination without cause or a change in control event as described in the section below and in the section entitled “—Potential Payments upon Termination or Change in Control.”

Retirement, Death, or Disability

The Dow NEOs are entitled to receive benefits and equity award treatment in the event of their retirement, death or disability, similar to most other salaried U.S. employees of Historical Dow (and, for Mr. Holicki, similar to other similarly situated German employees of Historical Dow) as summarized in the table below:

Base Salary	Paid through date of separation on the normal schedule

Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule

LTI Awards

Age/Service Requirements Met: If an executive meets the age 55 and 10-year service requirement, the executive’s LTI awards will be subject to the following treatment:

•  Stock Options: Vesting and expiration periods remain unchanged, except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

•  RSUs and PSUs: Vesting and delivery dates remain unchanged, except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

Age/Service Requirements Not Met: If an executive does not meet these age and service requirements, other than in the event of a voluntary separation, the executive’s LTI awards will be subject to the following treatment:

•  Stock Options: Vesting and expiration periods are shortened to the earlier of the existing expiration date or one year.

•  RSUs: Grants are prorated for the number of days worked during the vesting period. Vesting and delivery dates remain unchanged.

•  PSUs: Grants are prorated for the number of days worked during the performance period. Vesting periods and delivery dates remain unchanged.

Voluntary Separation: If the executive voluntarily separates before meeting the age and service requirements of a particular grant, such grant is forfeited.

Benefits	Eligible for retiree medical and life insurance coverage, subject to their respective country’s policy and practice

Retirement Plans

Participants have access to the following retirement plan benefits, subject to their respective elections and pursuant to the applicable plan features:

•  Defined contribution 401(k) plans

•  Non-qualified deferred compensation programs (see discussion above under the section titled “Non-Qualified Deferred Compensation”).

•  Pension benefits (see discussion above under the section entitled “Pension Benefits” and “Pension Benefits—Additional Information”).

Involuntary Termination with Cause

In the event of an involuntary termination with cause, all outstanding equity grants are forfeited and incentive income (including LTI) may be recovered by Historical Dow as described in its Executive Compensation Recovery Policy.

Involuntary Termination without Cause

In the event of an involuntary termination without cause, executives’ LTI grants will be treated as described in the table above, depending on whether the executive met the age and years of service requirements referenced above. The Dow NEOs are also entitled to receive certain additional benefits in the event of an involuntary termination without cause, as described below under “Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Dow does not have and does not intend to enter into change-in-control severance or similar agreements with the Dow executive officers, continuing the policy of Historical Dow, which has prohibited new change-in-control agreements since 2007. Equity awards held by Historical Dow employees and officers have a double trigger change in control provision whereby the awards will become fully vested upon the holder’s involuntary termination of employment without cause within 24 months following a change in control (which included the Merger with respect to then-outstanding awards).

In addition to these benefits, all of the Dow NEOs except Mr. Holicki will receive the following additional benefits upon an involuntary termination without cause:

•

A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•	Outplacement counseling and financial/tax planning with a value of $30,000.

•	If eligible for retiree medical (as described above under “Other Retirement Benefits”), eighteen months of health and welfare benefits at employee rates.

Mr. Holicki will receive additional benefits upon an involuntary termination without cause based on Dow’s policy and practice for severance in Germany:

•

A lump sum severance payment calculated for employees with at least twenty years of service (a) and under the age of sixty-one, on an annualized monthly base multipled by years of service (maximum 24) times 1.25; or (b) and over sixty, on an annualized monthly basis multipled by years of service (maximum 24).

•	Outplacement counseling and financial/tax planning with a value of $30,000.

The following table summarizes the compensation and benefits that the Dow NEOs would have received under Historical Dow’s existing plans and arrangements had a change in control of DowDuPont occurred on December 31, 2018 or had their employment been terminated on that date under specified circumstances. The amounts shown are not necessarily indicative of what Dow will pay under similar circumstances because a wide variety of factors can affect payment amounts, which, as a result, can be determined with certainty only when an actual change in control or termination event occurs.

INVOLUNTARY TERMINATION OR CHANGE IN CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)(a)	Change-in- Control ($)(b)
Jim Fitterling	Severance	2,189,017	2,189,017
	Double Trigger LTI Acceleration	n/a	10,538,690
	Increase in Present Value of Pension	n/a	110,444
	Health & Welfare Benefits	27,495	27,495
	Outplacement & Financial Planning	30,000	30,000
Howard Ungerleider	Severance	1,772,148	1,772,148
	Double Trigger LTI Acceleration	n/a	12,994,200
	Increase in Present Value of Pension	n/a	80,765
	Health & Welfare Benefits	6,705	6,705
	Outplacement & Financial Planning	30,000	30,000
A. N. Sreeram	Severance	775,435	775,435
	Double Trigger LTI Acceleration	n/a	4,682,058
	Increase in Present Value of Pension	n/a	68,824
	Health & Welfare Benefits	31,105	31,105
	Outplacement & Financial Planning	30,000	30,000
Amy E. Wilson	Severance	696,010	696,010
	Double Trigger LTI Acceleration	n/a	547,255
	Increase in Present Value of Pension	n/a	106,723
	Health & Welfare Benefits	16,785	16,785
	Outplacement & Financial Planning	30,000	30,000
Peter Holicki	Severance	1,575,913	1,575,913
	Double Trigger LTI Acceleration	n/a	4,272,243
	Increase in Present Value of Pension	n/a	n/a
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	30,000

(a)

While, due to the Merger, as of December 31, 2018 each of the Dow NEOs would have qualified for separation payments applicable under a change in control had they been terminated on an involuntary basis without cause, figures in this column are presented as if no underlying change in control triggering event existed.

(b)

An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits. In addition, the LTI acceleration value in this table includes performance shares at target.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Dow, DowDuPont and Corteva

In connection with the Business Separations, Dow entered into certain agreements to effect the separation of DowDuPont’s agriculture, materials science and specialty products businesses, including by providing for the allocation among Dow, DuPont and Corteva of DowDuPont’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities), and provide a framework for Dow’s relationship with DuPont and Corteva following the Business Separations. For a summary of the terms of certain of the agreements that Dow entered into with DowDuPont and Corteva prior to the Business Separation, see the Information Statement. All descriptions indicated therein are qualified in their entirety by reference to the full text of such final, executed agreements.

Review and Approval of Transactions with Related Persons

The Dow board of directors has a written policy relating to the approval or ratification of related person transactions. Under this written policy, the Corporate Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.”

THE EXCHANGE OFFERS

The following description is a summary of the material provisions of the Registration Rights Agreements (as defined herein) that TDCC has entered into with the initial purchasers (as defined herein) on the relevant original issue dates of the notes (each, an “Issue Date”) in connection with each series of notes. The below summary does not restate the Registration Rights Agreements in their entirety. You should read the Registration Rights Agreements in their entirety because they, and not this description, define your registration rights as holders of these notes.

Purpose and Effect of the Exchange Offers

TDCC entered into (i) a Registration Rights Agreement dated November 30, 2018 among Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the initial purchasers named therein (the “initial purchasers to the 2018 Registration Rights Agreement”), related to the 2025 Restricted Notes, the 2028 Restricted Notes and the 2048 Restricted Notes (the “2018 Registration Rights Agreement”) and (ii) a Registration Rights Agreement dated May 20, 2019 among Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and MUFG Securities Americas Inc., as representatives of the initial purchasers named therein (the “initial purchasers to the 2019 Registration Rights Agreement” and together with the initial purchasers to the 2018 Registration Rights Agreement, the “initial purchasers”), related to the 2024 Restricted Notes, the 2026 Restricted Notes and the 2049 Restricted Notes (the “2019 Registration Rights Agreement” and together with the 2018 Registration Rights Agreement, the “Registration Rights Agreements” and each a “Registration Rights Agreement”) in which they agreed, under certain circumstances, to use commercially reasonable efforts to file registration statements relating to offers to exchange the Restricted Notes for Exchange Notes and consummate such exchange offers on or prior to November 30, 2019 for the 2018 Registration Rights Agreement or on or prior to May 19, 2020 for the 2019 Registration Rights Agreement, respectively. The Exchange Notes will have terms identical in all material respects to the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number and ISIN number from the Restricted Notes of the same series and will not entitle their holders to registration rights.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be deemed to have made the following representations:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

Each Participating Broker Dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such Participating Broker Dealer as a result of market-making activities or other trading activities, will be deemed to have acknowledged that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such Exchange Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the Exchange Notes. We have agreed that for a period of 90 days after the effective date of the registration statement of which this prospectus is a part (or for such shorter period during which Participating Broker Dealers are required by law to deliver such prospectus), we will make this prospectus available to any Participating Broker Dealer for use in connection with any such resale. See “Plan of Distribution.”

Concurrently, we represent that we have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute those securities following completion of the Exchange Offers. We are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes.

Exchange Offers and Registration Rights

Pursuant to the Registration Rights Agreements, TDCC agreed to file with the SEC a registration statement on the appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) with respect to the exchange offers to exchange each series of notes for new registered notes having terms substantially identical in all material respects to such notes exchanged, referred to herein as Exchange Notes, except that the new registered Exchange Notes will not contain terms with respect to additional interest or transfer restrictions.

The Registration Rights Agreements provide that, unless the exchange offers would not be permitted by applicable law or SEC policy, we will use commercially reasonable efforts to:

(1)	have the Exchange Offer Registration Statement declared effective by the SEC; and

(2)	following effectiveness of the Exchange Offer Registration Statement,

(a)

commence the exchange offers and keep the exchange offers open for at least 20 business days (or longer if required by applicable law) from the date notice of the exchange offers is mailed to the holders of the applicable series of notes; and

(b)	issue Exchange Notes in exchange for all notes tendered in the exchange offers within 365 days after the relevant Issue Date.

For each note surrendered to TDCC pursuant to the exchange offers, the holder who surrendered such security will receive an Exchange Note having a principal amount equal to that of the surrendered security. Interest on such Exchange Note will accrue (a) from, but not including, the last interest payment date on which interest was paid on the security surrendered in exchange therefor or (b) if no interest has been paid on such security, from, but not including, the Issue Date of the notes.

Under existing interpretations of the Securities Act by the SEC contained in several no action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes would generally be freely transferable by holders thereof after the exchange offers without further registration under the Securities Act (subject to certain representations required to be made by each holder of notes, as set forth below). However, any purchaser of notes who is an “affiliate” of us and any purchaser of notes who intends to participate in the exchange offers for the purpose of distributing the Exchange Notes (1) will not be able to rely on the interpretation of the staff of the SEC, (2) will not be able to exchange its notes in the exchange offers and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

In addition, in connection with any resales of Exchange Notes, any Participating Broker Dealer must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from this offering) with the prospectus contained in the Exchange Offer Registration Statement. We will agree to make available for a period of up to 90 days after consummation of the exchange offers (or such shorter period as provided in the Registration Rights Agreements) a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. A Participating Broker Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreements (including certain indemnification rights and obligations thereunder).

Each holder of the notes (other than certain specified holders) who wishes to exchange such securities for Exchange Notes in the exchange offers will be deemed to have made certain representations, including, without limitation, representations that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 of the Securities Act) of TDCC, and (4) if such holder is a Participating Broker Dealer, then such holder will comply with the applicable provisions of the Securities Act and the applicable no-action positions of the SEC with respect to any resale of any Exchange Notes, including, to the extent applicable, the prospectus delivery requirements of the Securities Act in connection with such resales.

If:

(1)	TDCC is not permitted to consummate the exchange offers because the exchange offers are not permitted by applicable law or SEC policy;

(2)	for any reason, the exchange offers are not consummated within 365 days after the Issue Date; or

(3)	any holder of a series of notes notifies TDCC that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offers;

(b)

it may not resell the Exchange Notes acquired by it in the exchange offers to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from TDCC or an affiliate of TDCC;

then TDCC will file with the SEC, as promptly as possible, a shelf registration statement (the “Shelf Registration Statement”) to cover resales of such series of notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

If we are obligated to file the Shelf Registration Statement, we will use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC promptly after such obligation arises, and use commercially reasonable efforts to keep the Shelf Registration Statement effective until the earlier of (a) two years after the Issue Date and (b) the date on which all notes registered thereunder are disposed of in accordance therewith.

A holder of notes that sells its notes pursuant to the Shelf Registration Statement generally (i) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and (iii) will be bound by the provisions of the Registration Rights Agreements that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements to have his or her notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described below.

We will, in the event of the filing of the Shelf Registration Statement, provide to each holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes.

Although we intend to file the registration statements described above, if required, we cannot assure you that TDCC will file such registration statements, or, if filed, that they will become effective.

If:

(1)	we fail to consummate the exchange offers on or before 365 days after the relevant Issue Date;

(2)	if applicable, the Shelf Registration Statement is not declared effective on or before 365 days after the relevant Issue Date; or

(3)

if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of notes during the shelf registration period (subject to certain exceptions and cure periods specified in the Registration Rights Agreements) (each such event referred to in clauses (1), (2) and (3) above, a “Registration Default”);

then additional interest will accrue on the on the principal amount of the applicable series of notes that are “registrable securities” (such additional interest, the “Additional Interest”), from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum).

All accrued Additional Interest will be paid on each interest payment date to the same persons and in the same manner as payments of ordinary interest on the applicable series of notes.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Holders of notes of each series will be required to make certain representations to TDCC (as described in the Registration Rights Agreements) in order to participate in the exchange offers pursuant to a Shelf Registration Statement, will be required to deliver certain information to be used in connection with the Shelf Registration Statement and will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers in order to have their notes included in the Shelf Registration Statement. By acquiring notes, a holder will be deemed to have agreed to indemnify TDCC against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from TDCC. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their notes for Exchange Notes in the exchange offers.

In the event that the exchange offers have not been consummated and Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement and enters into a supplemental indenture with TDCC and the trustee and thereby guarantees the notes, Dow Inc. will enter into a joinder agreement to the applicable Registration Rights Agreement providing for the registration of the guarantees on the same terms as the Restricted Notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus, TDCC will accept for exchange in the exchange offers any outstanding Restricted Notes that are validly tendered and not validly withdrawn prior to the

Expiration Date. Outstanding Restricted Notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Restricted Notes must continue to hold Restricted Notes in the minimum authorized denomination of $2,000 principal amount. TDCC will issue Exchange Notes in principal amounts identical to the outstanding Restricted Notes surrendered in the exchange offers.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Restricted Notes except that the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the Registration Rights Agreements to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Restricted Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the corresponding series of Restricted Notes. For a description of the indenture governing the Exchange Notes, see “Description of the Exchange Notes.” The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding Restricted Notes being tendered for exchange.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the 2024 Restricted Notes, $500,000,000 aggregate principal amount of the 2025 Restricted Notes, $750,000,000 aggregate principal amount of the 2026 Restricted Notes, $600,000,000 aggregate principal amount of the 2028 Restricted Notes, $900,000,000 aggregate principal amount of the 2048 Restricted Notes and $750,000,000 aggregate principal amount of the 2049 Restricted Notes were outstanding. This prospectus is being sent to all registered holders of Restricted Notes. There will be no fixed record date for determining registered holders of outstanding Restricted Notes entitled to participate in the exchange offers. TDCC intends to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding Restricted Notes and the Registration Rights Agreements except we will not have any further obligation to you to provide for the registration of the outstanding Restricted Notes under the Registration Rights Agreements.

TDCC will be deemed to have accepted for exchange properly tendered outstanding Restricted Notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the Registration Rights Agreements, we expressly reserve the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your outstanding Restricted Notes in the exchange offers, you will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Restricted Notes. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions; Termination; Amendments

The exchange offers will expire at 5:00 p.m., New York City time, on November 18, 2019, unless we extend the exchange offers, in which case, the Expiration Date will be the latest date and time to which we extend such exchange offers.

We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of Restricted Notes for exchange;

•	to terminate the exchange offers if any of the conditions set forth under “—Conditions to the Exchange Offers” exist;

•	to waive any condition to the exchange offers;

•	to amend any of the terms of the exchange offers; and

•

to extend the Expiration Date and retain all Restricted Notes tendered in the exchange offers, subject to your right to withdraw your tendered Restricted Notes as described under “—Withdrawal of Tenders.”

Any waiver or amendment to the exchange offers will apply to all Restricted Notes tendered, regardless of when or in what order the Restricted Notes were tendered. If the exchange offers are amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offers, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and we will extend the exchange offers to the extent required by Rule 14e-1 under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offers, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to a financial news service.

In the event we terminate the exchange offers, all Restricted Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

In the event that the exchange offers are withdrawn or otherwise not completed, Exchange Notes will not be given to holders of Restricted Notes who have validly tendered their Restricted Notes.

Acceptance of Restricted Notes for Exchange

In all cases, TDCC will promptly issue Exchange Notes for outstanding Restricted Notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding Restricted Notes or a timely book-entry confirmation of such outstanding Restricted Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

By tendering outstanding Restricted Notes pursuant to the exchange offers, you will be deemed to have represented to us that, among other things:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, if you are a Participating Broker Dealer that is to receive Exchange Notes for your own account in exchange for outstanding Restricted Notes you will be deemed to have represented that such outstanding Restricted Notes were acquired by that Participating Broker Dealer as a result of market-making activities or other trading activities and must acknowledge that you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

TDCC will interpret the terms and conditions of the exchange offers and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding Restricted Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. TDCC reserves the absolute right to reject any and all tenders of any particular outstanding Restricted Notes not properly tendered or not to accept any particular Restricted Notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding Restricted Notes prior to the Expiration Date.

Unless waived, any defects or irregularities in connection with tenders of outstanding Restricted Notes for exchange must be cured within such reasonable period of time as we determine. None of TDCC, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Restricted Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding Restricted Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder promptly after the Expiration Date.

Procedures for Tendering Restricted Notes

To tender your outstanding Restricted Notes in the exchange offers, you must comply with the procedures of the Automated Tender Offer Program of the DTC described below. There are no letters of transmittal prepared for use in connection with the exchange offers. It is your responsibility to properly tender your Restricted Notes.

In addition, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding Restricted Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the Expiration Date.

Your tender, if not withdrawn prior to the Expiration Date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be required to make the written representations as set forth in this section and “—Acceptance of Restricted Notes for Exchange.”

The method of delivery of outstanding Restricted Notes and all other required documents to the exchange agent is at your election and risk. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding Restricted Notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

Signatures on a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding Restricted Notes surrendered for exchange are tendered for the account of an eligible guarantor institution.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Restricted Notes. Participants in the program may electronically transmit their acceptance of the exchange by causing DTC to transfer the Restricted Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•

DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding Restricted Notes that are the subject of the book-entry confirmation; and

•	we may enforce that agreement against such participant.

Book-Entry Transfer

The exchange agent will seek to establish a new account or utilize an existing account with respect to the Restricted Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Restricted Notes may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s account. The confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Other Matters

Exchange Notes will be issued in exchange for Restricted Notes accepted for exchange only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation with respect to your Restricted Notes; and

•	an agent’s message.

We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Restricted Notes. There will be no guaranteed delivery procedures for the exchange offers. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Restricted Notes will not be considered valid.

We reserve the absolute right to reject any or all tenders of Restricted Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Restricted Notes.

Our interpretation of the terms and conditions of the exchange offers will be final and binding.

Any defect or irregularity in connection with tenders of Restricted Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Restricted Notes to have been validly made until all defects and irregularities have been waived by us or cured. None of TDCC, the exchange agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Restricted Notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address set forth on the inside of the back cover of this prospectus; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Restricted Notes to be withdrawn;

•	identify the Restricted Notes to be withdrawn, including any certificate numbers and principal amount of the Restricted Notes; and

•	specify the name in which the Restricted Notes are to be re-registered, if different from that of the withdrawing holder.

If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC.

We will determine in our sole discretion all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn Restricted Notes by following one of the procedures described under “—Procedures for Tendering Restricted Notes” at any time on or prior to the Expiration Date.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, TDCC will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either exchange offers.

In addition, TDCC will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•	the representations described under “—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

TDCC expressly reserve the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, TDCC may delay acceptance of any Restricted Notes by giving oral or written notice of such extension to its holders. TDCC will return any outstanding Restricted Notes that it does not accept for exchange for any reason without expense to its tendering holder promptly after the expiration or termination of the exchange offers.

TDCC expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. TDCC will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable. In the case of any extension of the exchange offers, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

These conditions are for our sole benefit, and TDCC may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in its sole discretion. If TDCC fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the Expiration Date.

In addition, TDCC will not accept for exchange any outstanding Restricted Notes tendered, and will not issue Exchange Notes in exchange for any such outstanding Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

Consequences of Failing to Exchange

If you do not exchange your Restricted Notes for Exchange Notes in the exchange offers, you will remain subject to the restrictions on transfer of the Restricted Notes:

•

as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offerings of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except under limited circumstances provided in the Registration Rights Agreements, upon completion of the exchange offers, we are under no obligation to, and do not intend to, register resales of the outstanding Restricted Notes under the Securities Act.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the outstanding Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers, other than the recognition of the fees and expenses of the offering as stated under “—Fees and Expenses.” The expenses of the exchange offers and the unamortized expenses related to the issuance of the Restricted Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of Restricted Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the exchange agent at the address and telephone numbers listed below. Holders of Restricted Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The address for The Bank of New York Mellon Trust Company, N.A., as exchange agent, is:

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit 111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

By Email:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

By Facsimile:

732-667-9408

Confirm By Telephone:

315-414-3317

Questions and requests for assistance related to the exchange offers or for additional copies of this prospectus may be directed to the exchange agent at the telephone number and address listed above.

TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling LLP, dated July 2, 1993, and similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act, and be identified as an underwriter in the applicable prospectus, in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only Participating Broker Dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each Participating Broker Dealers that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities will be deemed to have acknowledged that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the Exchange Notes issued in the exchange offers, including information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offers and will not make any payments to Participating Broker Dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding Restricted Notes under the exchange offers. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding Restricted Notes under the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding Restricted Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding Restricted Notes.

DESCRIPTION OF THE EXCHANGE NOTES

General

The Exchange Notes will be issued under an indenture dated as of May 1, 2008, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 30, 2018 among TDCC, Dow Inc. and the trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of May 20, 2019 among TDCC, Dow Inc. and the trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The terms of the Exchange Notes to be issued in the exchange offers are substantially identical to the Restricted Notes of the same series, except that the transfer restrictions, registration rights and additional interest provisions relating to such series of Restricted Notes will not apply to the corresponding series of Exchange Notes. In this section, the “notes” refers to the each series of Exchange Notes offered by this prospectus, any Restricted Notes of such series that are outstanding after the exchange offers are completed and any additional notes of such series. The terms of the notes will be those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The 2024 notes will initially be limited to $500,000,000 in aggregate principal amount and will mature on May 15, 2024. The 2024 notes will bear interest at the rate of 3.150% per year.

The 2025 notes will initially be limited to $500,000,000 in aggregate principal amount and will mature on November 30, 2025. The 2025 notes will bear interest at the rate of 4.550% per year.

The 2026 notes will initially be limited to $750,000,000 in aggregate principal amount and will mature on May 15, 2026. The 2026 notes will bear interest at the rate of 3.625% per year.

The 2028 notes will initially be limited to $600,000,000 in aggregate principal amount and will mature on November 30, 2028. The 2028 notes will bear interest at the rate of 4.800% per year.

The 2048 notes will initially be limited to $900,000,000 in aggregate principal amount and will mature on November 30, 2048. The 2048 notes will bear interest at the rate of 5.550% per year.

The 2049 notes will initially be limited to $750,000,000 in aggregate principal amount and will mature on May 15, 2049. The 2049 notes will bear interest at the rate of 4.800% per year.

Interest on the 2024 notes, the 2026 notes and the 2049 notes will accrue from the most recent date to which interest has been paid or provided for on the relevant Restricted Notes or if no interest has yet been paid or provided for, from, but not including, the Issue Date of the Restricted Notes. We will make interest payments on the notes semi- annually in arrears on May 15 and November 15 of each year, to the holders of record at the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the 2025 notes, the 2028 notes and the 2048 notes will accrue from the most recent date to which interest has been paid or provided for on the relevant Restricted Notes. We will make interest payments on the notes semi- annually in arrears on May 30 and November 30 of each year, to the holders of record at the close of business on the immediately preceding May 15 and November 15, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the Indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of a series, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes of such series. Any additional debt securities having such similar terms, together with the notes of the applicable series, will constitute a single series of securities under the Indenture.

If an interest payment date or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

The notes of each series will be issued only in fully registered form without coupons and in minimum denominations of $2,000 or any whole multiple of $1,000 above that amount.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The notes of each series will be represented by one or more global notes registered in the name of a nominee of DTC. Except as described under “—Book-Entry Delivery and Settlement,” the notes will not be issuable in certificated form.

As used in this prospectus, a business day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Ranking

The notes will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of such subsidiary. This means that your right as a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. At June 30, 2019, Dow had approximately $17,452 million of long-term indebtedness outstanding, including the current portion thereof, on a consolidated basis, of which $3,876 million of subsidiary indebtedness would be structurally senior to the notes.

Guarantee Covenant

The notes will be obligations of TDCC only. On the Issue Date, the notes will not be guaranteed by Dow Inc. Dow Inc. has covenanted in the First Supplemental Indenture and the Second Supplemental Indenture, as applicable, that if Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement, it will enter into a supplemental indenture with TDCC and the trustee in the form attached as an exhibit to the First Supplemental Indenture or the Second Supplemental Indenture, as applicable, substantially concurrently with the issuance of such guarantee, pursuant to which it will

(a) guarantee all outstanding debt securities and all amounts due under the Base Indenture, including the Restricted Notes and the Exchange Notes offered hereby, and will become subject to certain covenants and events of default under the Base Indenture, including those described below under “Certain Covenants—Limitation on Liens, —Limitation on Sale and Lease-Back Transactions and —Consolidation, Merger and Sale of Assets” in the manner set forth in the First Supplemental Indenture or the Second Supplemental Indenture, as applicable, and (b) if such guarantee is issued prior to the consummation of the exchange offers, enter into a joinder agreement to the applicable Registration Rights Agreement providing for the registration of the guarantee on the same terms as the notes. At June 30, 2019, Dow Inc. had no direct outstanding long-term indebtedness.

Optional Redemption

The 2024 notes will be redeemable, at any time in whole or from time to time in part, prior to April 15, 2024 (one month prior to their maturity date) (the “2024 notes Par Call Date”), 2025 notes will be redeemable, at any time in whole or from time to time in part, prior to September 30, 2025 (two months prior to their maturity date) (the “2025 notes Par Call Date”), the 2026 notes will be redeemable, at any time in whole or from time to time in part, prior to March 15, 2026 (two months prior to their maturity date) (the “2026 notes Par Call Date”), the 2028 will be redeemable, at any time in whole or from time to time in part, prior to August 30, 2028 (three months prior to their maturity date) (the “2028 notes Par Call Date”), the 2048 notes will be redeemable, at any time in whole or from time to time in part, prior to May 30, 2048 (six months prior to their maturity date) (the “2048 notes Par Call Date”) and the 2049 notes will be redeemable, at any time in whole or from time to time in part, prior to November 15, 2048 (six months prior to their maturity date) (the “2049 notes Par Call Date”), in each case at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed on that redemption date; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date that would be due if the 2024 notes being redeemed matured on the 2024 notes Par Call Date, the 2025 notes being redeemed matured on the 2025 notes Par Call Date, the 2026 notes being redeemed matured on the 2026 notes Par Call Date, the 2028 notes being redeemed matured on the 2028 notes Par Call Date, the 2048 notes being redeemed matured on the 2048 notes Par Call Date or the 2049 notes being redeemed matured on the 2049 notes Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, in the case of the 2024 notes, 25 basis points, in the case of the 2025 notes, 25 basis points, in the case of the 2026 notes, 30 basis points, in the case of the 2028 notes, 35 basis points, in the case of the 2048 notes, and 30 basis points, in the case of the 2049 notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after the 2024 notes Par Call Date, in the case of the 2024 notes, on and after the 2025 notes Par Call Date, in the case of the 2025 notes, on and after the 2026 notes Par Call Date, in the case of the 2026 notes, on and after the 2028 notes Par Call Date, in the case of the 2028 notes, on and after the 2048 notes Par Call Date, in the case of the 2048 notes, or on and after the 2049 notes Par Call Date, in the case of the 2049 notes, the notes will be redeemable, at any time in whole or from time to time in part, at our option at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the redemption date) of the series of the notes to be redeemed (assuming for this purpose, that the notes matured on the 2024 notes Par Call Date, in the case of the 2024 notes, the 2025 notes Par Call Date, in the case of the 2025 notes, the 2026 notes Par Call Date, in the case of the 2026 notes, the 2028 notes Par Call Date, in the case of the 2028 notes, the 2048 notes Par Call Date, in the case of the 2048 notes and the 2049 notes Par Call Date, in the case of the 2049 notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (a) for the 2024 notes, the 2026 notes or the 2049 notes, (i) each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and a Primary Treasury Dealer (as defined herein) selected by MUFG Securities Americas Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) at least one other Primary Treasury Dealer selected by us, and (b) for the 2025 notes, the 2028 notes or the 2048 notes, (i) each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer selected by SMBC Nikko Securities America, Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the series of notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed shall be selected by DTC in accordance with its applicable procedures, in the case of notes represented by a global note, or by the trustee by a method the trustee deems appropriate, in the case of notes that are not represented by a global note.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption”, we will make an offer to each holder of the notes of such series to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of that holder’s notes at a price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below) with respect to a series of notes, but after the public announcement of an impending Change of Control, we will mail (or with respect to notes represented by a global note, we will electronically deliver) a notice to each holder of such series of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

“Below Investment Grade Rating Event” means with respect to each series of notes, the rating on the notes is lowered by each of the Rating Agencies and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of

Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us, Dow Inc. or one or more wholly- owned subsidiaries of Dow Inc.;

(2)

the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than Dow Inc. or one or more wholly- owned subsidiaries of Dow Inc., becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Voting Stock of Dow Inc. or us, measured by voting power rather than number of shares;

(3)

we or Dow Inc. consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or Dow Inc., in any such event pursuant to a transaction in which any of our or Dow Inc.’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our or Dow Inc.’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which a majority of the members of the board of directors of Dow or the board of directors of Dow Inc. are not Continuing Directors; or

(5)	the adoption of a plan relating to liquidation or dissolution of us or Dow Inc.

Notwithstanding the foregoing, none of the transactions relating to the Business Separations shall be considered a Change of Control.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause

(2) above if (a) we or Dow Inc. becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Dow Inc.’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. Furthermore, neither the formation of an intermediate holding company of us that is 100% owned by Dow Inc. (directly or indirectly) or any business combination between us and Dow Inc. or any wholly- owned subsidiaries of Dow Inc. will constitute a Change of Control. Accordingly, a holder of the notes will not have the ability to require us to repurchase such holders’ notes as a result of the consummation of such transactions.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and of those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, (a) with respect to any member of the board of directors Dow Inc., any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director) and (b) with respect to any member of the board of directors of TDCC, any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was appointed, nominated for election or elected to such board of directors by Dow Inc.

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” our Board of Directors could approve, for purposes of such definition, a slate of stockholder nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. Accordingly, under such interpretation, our Board of Directors could approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger a holder’s right to require us to repurchase the holder’s notes as described above.

“Fitch” means Fitch Ratings, Inc.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Services Inc.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Sinking Fund

The notes will not be entitled to any sinking fund.

Certain Covenants

Limitations on Liens

The Indenture provides that, subject to the exceptions described below and those set forth under “—Exempted Indebtedness,” TDCC may not, and may not permit any of its restricted subsidiaries to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the notes. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the Indenture;

•

liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into TDCC or a restricted subsidiary of TDCC;

•	liens which exclusively secure debt owing to TDCC or any of its restricted subsidiaries by a restricted subsidiary of TDCC;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that TDCC and any of its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of TDCC and its restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•

liens arising from assignments of money due under contracts of TDCC or any of its restricted subsidiaries with the United States or any state, or any department, agency or political subdivision of the United States or any state;

•

liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

•

statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The Indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “—Exempted Indebtedness,” sale and lease-back transactions by TDCC or any of its restricted subsidiaries of any principal property are prohibited (except for (i) temporary leases for a term, including any renewal thereof, of not more than three years, and (ii) leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

TDCC or any of its restricted subsidiaries may create or assume liens or enter into sale and lease- back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1)	the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the Indenture and secured by the proscribed liens relating to principal property; plus

(2)	the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15% of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Indenture which protect holders of the notes in the event of a highly leveraged transaction.

Consolidation, Merger and Sale of Assets

TDCC may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the notes and under the Indenture; and

•	after giving effect to the transaction, TDCC or the successor corporation would not be in default under the Indenture.

Information

So long as any notes are outstanding, Dow, or to the extent Dow Inc. issues a guarantee in respect of the notes as described in “—Guarantee Covenant,” Dow Inc., will file with the trustee, within 15 days after such entity is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, which such entity may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and if either entity is not required to file information, documents, or reports pursuant to either of such sections, then to file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. For the avoidance of doubt, if applicable pursuant to available SEC relief, Dow may cease filing separate periodic reports as a wholly owned subsidiary of Dow Inc. or based on the full and unconditional guaranty of the notes by Dow Inc., and may deliver the SEC filings of Dow Inc. (on a combined or stand-alone basis) in satisfaction of TDCC’s information requirements under the Indenture.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which the board of directors of TDCC reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Revolving Credit Facility Agreement” means that certain $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among Dow, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

“subsidiary” means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TDCC or by TDCC and its other subsidiaries.

Events of Default

With respect to the notes, any one of the following events will constitute an event of default under the Indenture:

(1)	default for 30 days in the payment of any installment of interest on the notes;

(2)	default in the payment of any principal on the notes;

(3)

default in the performance, or breach, of any of the covenants or warranties contained in the Indenture for the benefit of the notes which is not remedied within a period of 90 days after receipt of written notice to TDCC from the trustee or the holders of not less than 25% in principal amount of the notes then outstanding;

(4)	TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(5)

TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(6)	default in the performance, or breach, of the covenant described in the section entitled “—Guarantee Covenant”.

An event of default described in clause (1), (2) or (3) above with respect to one series of notes shall not constitute an event of default with respect to the other series of notes offered hereby.

The Indenture provides that if an event of default under clause (1), (2), (3) or (6) above (but only if the event of default under clause (3) is with respect to less than all series of debt securities issued under the Indenture then outstanding) shall have occurred and be continuing with respect to the notes, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding notes of any series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the notes of such affected series, together with accrued interest, to be due and payable immediately. If an event of default under clause (3) above (but only if the event of default under clause (3) is with respect to all of the series of debt securities issued under the Indenture then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities issued under the Indenture then outstanding, treated as one class, may declare the principal of all the debt securities issued under the Indenture, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (5) above shall have occurred, the principal of the notes, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of the notes that have matured (other than through acceleration) and the trustee’s expenses and TDCC has cured any defaults under the Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the notes then outstanding, or all debt securities issued under the Indenture treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the notes outstanding, or all debt securities issued under the Indenture treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the notes or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the approval of the holder of each debt security issued under the Indenture so affected.

Notwithstanding the foregoing, at TDCC’s selection, the sole remedy for an event of default specified in clause (3) above relating to the failure by TDCC to comply with the covenant in the Indenture requiring TDCC to file with the trustee copies of the reports and other information it files with the SEC (the “SEC filing obligations”) and for any failure by TDCC to comply with the applicable requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “TIA”), which, if applicable, similarly requires TDCC to file with the trustee copies of the reports and other information it files with the SEC, shall for the first 270 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes of such series at an annual rate equal to 0.25% of the principal amount of the notes of such series. This additional interest will accrue on the notes from and including the date on which an event of default relating to a failure to comply with TDCC’s SEC filing obligations or, if applicable, the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 270th day (or earlier, if such event of default is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such event of default has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the notes of such series then outstanding may declare the principal of all the notes of such series, together with accrued interest, to be due and payable immediately. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the notes before exercising any right or power under the Indenture at the request of the holders of the notes. The Indenture will also provide that the holders of a majority in principal amount of the outstanding debt securities issued under the Indenture of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Indenture requires TDCC to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Indenture

The Indenture with respect to any series of notes, except for the surviving obligations, including TDCC’s obligation to compensate the trustee and to pay the principal of and interest on the notes of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the notes of that series; or

•

the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Indenture and the terms of the notes of that series.

Modification and Waiver

TDCC and the trustee may modify and amend the Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding notes of each series which is affected. No supplemental Indenture may, without the consent of the holders of all outstanding notes of a series so affected:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, such series of notes; or

•	reduce the percentage in principal amount of outstanding notes of such series, the consent of whose holders is required for any supplemental Indenture.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. The trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

Book-Entry Delivery and Settlement

Global Notes

We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this offering only against payment in immediately available funds. Global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See “—Certificated Exchange Notes.” In addition, transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream or Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the initial purchasers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the initial purchasers.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that Euroclear is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the initial purchasers nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Exchange Notes

Individual certificates in respect of the notes will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Restricted Notes for Exchange Notes pursuant to the exchange offers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Restricted Notes for Exchange Notes and purchasing, holding and disposing of the Exchange Notes, including the consequences of any proposed change in applicable laws.

The exchange of Restricted Notes for Exchange Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a holder will not recognize gain upon receipt of an Exchange Note in exchange for a Restricted Note in the exchange offers, the holder’s adjusted tax basis (and adjusted issue price) in the Exchange Note received in the exchange offers will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Restricted Note immediately before the exchange, and the holder’s holding period in the Exchange Note will include its holding period in the Restricted Note.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offers in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offers if you are:

•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us; or

•	a Participating Broker Dealer that acquired outstanding notes directly from us.

Each Participating Broker Dealer that receives Exchange Notes for its own account pursuant to the exchange offers will be deemed to have acknowledged that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker Dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement of which this prospectus is a part and ending on the close of business 90-days after such date or such shorter period as will terminate when all Exchange Notes held by exchanging dealers or the initial purchasers have been sold (or for such shorter period during which Participating Broker Dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any Participating Broker Dealer for use in connection with any such resale.

In addition, we (i) have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute those securities following completion of the Exchange Offers and (ii) we are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes.

We will not receive any proceeds from any sale of Exchange Notes by Participating Brokers Dealers. Exchange Notes received by Participating Broker Dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker Dealer or the purchasers of any such Exchange Notes. Any Participating Broker Dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any Participating Broker Dealer that acquired any of the Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling LLP dated July 2, 1993 and similar no-action letters; and

•

must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. For a period of 90-days after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when all Exchange Notes held by exchanging dealers or initial purchasers have been sold (or for such shorter period during which Participating Broker Dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker Dealer that requests such documents.

We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any Participating Broker Dealers and will indemnify the holders of the Exchange Notes (including any Participating Broker Dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Dow Chemical Company and subsidiaries (“TDCC”) as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and TDCC, and the effectiveness of TDCC’s and its subsidiaries’ internal control over financial reporting as of December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such reports (1) dated February 11, 2019 (July 25, 2019 as to the effects of discontinued operations and common control transactions discussed in Note 4 and the change in reportable segments as discussed in Note 27), express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable, and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers, and an emphasis of matter paragraph regarding the retrospective adjustments), and appears in the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and The Dow Chemical Company; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting and appears in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2018.

The consolidated financial statements of Dow Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and TDCC have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers).

Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The exchange agent for the exchange offers is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit 111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

By Email:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

By Facsimile:

732-667-9408

Confirm By Telephone:

315-414-3317

Any questions or requests for assistance or for additional copies of the prospectus may be directed to the exchange agent at the telephone numbers set forth above.

Offers to Exchange

$500,000,000 Outstanding 3.150% Senior Notes due 2024

for

Registered 3.150% Senior Notes due 2024,

$500,000,000 Outstanding 4.550% Senior Notes due 2025

for

Registered 4.550% Senior Notes due 2025,

$750,000,000 Outstanding 3.625% Senior Notes due 2026

for

Registered 3.625% Senior Notes due 2026,

$600,000,000 Outstanding 4.800% Senior Notes due 2028

for

Registered 4.800% Senior Notes due 2028,

$900,000,000 Outstanding 5.550% Senior Notes due 2048

for

Registered 5.550% Senior Notes due 2048,

and

$750,000,000 Outstanding 4.800% Senior Notes due 2049

for

Registered 4.800% Senior Notes due 2049

PROSPECTUS

The date of this prospectus is October 18, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

TDCC’s amended and restated certificate of incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and amended and restated bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability. As permitted by Section 102(b)(7) of the DGCL, the registrant’s amended and restated certificate of incorporation contains a provision eliminating the personal liability of its directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The registrant maintains liability insurance for itself and its directors and officers to provide protection for claims based on alleged breaches of fiduciary duty or other wrongful acts committed or allegedly committed by the registrant’s directors and/or officers, whether or not such registrant has the power to indemnify the person under the DGCL.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description

3.1	The Amended and Restated Certificate of Incorporation of The Dow Chemical Company as filed with the Secretary of State, State of Delaware on August 31, 2017 (incorporated by reference to Exhibit 3.1 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on September 1, 2017)

3.2	The Amended and Restated Bylaws of The Dow Chemical Company (incorporated by reference to Exhibit 3.2 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on September 1, 2017)

4.1	Indenture, dated as of May 1, 2008 (the “2008 Indenture”), between The Dow Chemical Company and The Bank of New York Trust Company, N.A., as trustee, (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to The Dow Chemical Company’s Registration Statement on Form S-3 filed with the SEC on May 6, 2008)

4.2	First Supplemental Indenture, dated as of November 30, 2018, between The Dow Chemical Company, Dow Holdings Inc. (k/n/a Dow Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee to the 2008 Indenture (incorporated by reference to Exhibit 4.1 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018)

4.3	Second Supplemental Indenture, dated as of May 20, 2019, between The Dow Chemical Company, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee to the 2008 Indenture (incorporated by reference to Exhibit 4.1 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019)

4.4	Form of 2024 Note (incorporated by reference to Exhibit 4.2 (included as Exhibit A to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019)

4.5	Form of 2025 Note (incorporated by reference to Exhibit 4.2 (included as Exhibit A to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018)

4.6	Form of 2026 Note (incorporated by reference to Exhibit 4.3 (included as Exhibit B to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019)

4.7	Form of 2028 Note (incorporated by reference to Exhibit 4.3 (included as Exhibit B to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018)

4.8	Form of 2048 Note (incorporated by reference to Exhibit 4.4 (included as Exhibit C to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018)

4.9	Form of 2049 Note (incorporated by reference to Exhibit 4.4 (included as Exhibit C to Exhibit 4.1) to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019)

4.10	Registration Rights Agreement, dated as of November 30, 2018, among The Dow Chemical Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 4.5 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018)

Exhibit Number	Description

4.11	Registration Rights Agreement, dated as of May 20, 2019, among The Dow Chemical Company and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and MUFG Securities Americas Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 4.5 to The Dow Chemical Company’s Current Report on Form 8-K filed with the SEC on May 20, 2019)

4.12	The Dow Chemical Company agrees to provide the SEC, on request, copies of all other such indentures and instruments that define the rights of holders of long-term debt of The Dow Chemical Company and its consolidated subsidiaries, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K

5.1**	Opinion of Shearman & Sterling LLP

21	Subsidiaries of The Dow Chemical Company (incorporated by reference to Exhibit 21 to The Dow Chemical Company’s Current Report on Form 8-K of Dow Inc. and TDCC, filed with the SEC on July 25, 2019)

23.1.1*	Consent of Deloitte & Touche LLP for Dow Inc., Independent Registered Public Accounting Firm

23.1.2*	Consent of Deloitte & Touche LLP for The Dow Chemical Company, Independent Registered Public Accounting Firm

23.2**	Consent of Ankura Consulting Group, LLC

23.3**	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page hereto)

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee, for the Indenture, dated as of May 1, 2008, between The Dow Chemical Company and The Bank of New York Mellon Trust Company, N.A., as trustee

*	Filed herewith.
**	Previously filed as an exhibit to this Form S-4 on October 4, 2019.

(b) Financial statement schedules:

None

ITEM 22.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on October 18, 2019.

THE DOW CHEMICAL COMPANY

/s/ Ronald C. Edmonds
Name:	Ronald C. Edmonds
Title:	Controller and Vice President of Controllers and Tax

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2019.

Signature	Title

* James R. Fitterling	Chief Executive Officer and Director of The Dow Chemical Company (principal executive officer of The Dow Chemical Company)

* Howard I. Ungerleider	President and Chief Financial Officer and Director of The Dow Chemical Company (principal financial officer of The Dow Chemical Company)

/s/ Ronald C. Edmonds Ronald C. Edmonds	Controller and Vice President of Controllers and Tax of The Dow Chemical Company (principal accounting officer of The Dow Chemical Company)

*By:	/s/ Amy E. Wilson Amy E. Wilson
As Attorney-in-fact